                                                                    EXHIBIT 10.2


                                                                  EXECUTION COPY


                           PARTICIPATION AGREEMENT



                        dated as of November 16, 2000



                                     among


                                  PALM, INC.,
           acting as Lessee, as Guarantor and as Construction Agent,



                    SOCIETE GENERALE FINANCIAL CORPORATION,
                                  as Lessor,



                               SOCIETE GENERALE,
                      acting through its New York Branch,
                          as Administrative Agent and
                                   as Lender



                                      and


                           THE LENDERS PARTIES HERETO

                               TABLE OF CONTENTS
                               -----------------
                                                                                                               Page
                                                                                                               ----
ARTICLE I

   DEFINITIONS;  INTERPRETATION...............................................................................    2

ARTICLE II

   SYNDICATION................................................................................................    2

ARTICLE III

   FUNDING OF ADVANCES........................................................................................    3

   SECTION 3.1   Advances.....................................................................................    3
   SECTION 3.4   Procedures for Advances......................................................................    4
   SECTION 3.7   Capitalized Interest and Yield During Construction Period....................................    5

ARTICLE IV

   YIELD; INTEREST; FEES......................................................................................    6
   SECTION 4.1   Yield........................................................................................    6
   SECTION 4.2   Interest on Loans............................................................................    6
   SECTION 4.3   Prepayments..................................................................................    7
   SECTION 4.4   Fee..........................................................................................    8
   SECTION 4.5   Place and Manner of Payments.................................................................    8
   SECTION 4.6   Pro Rata Treatment and Payments..............................................................    8
   SECTION 4.7   Sharing of Payments..........................................................................    9

ARTICLE V

   CERTAIN INTENTIONS OF THE PARTIES..........................................................................    9
   SECTION 5.1   Intent.......................................................................................    9
   SECTION 5.2   Amounts Due Under Lease......................................................................   10

ARTICLE VI

   CONDITIONS TO FUNDING......................................................................................   10
   SECTION 6.1   Documentation Date; Initial Funding Date.....................................................   10
   SECTION 6.2   All Funding Dates............................................................................   13

                                                                                                             Page
                                                                                                             ----
   SECTION 6.3   Conditions to Completion Date.............................................................    16
   SECTION 6.4   Other Actions in Respect of Completion....................................................    16

ARTICLE VII

   DISTRIBUTIONS...........................................................................................    16
   SECTION 7.1   Basic Rent................................................................................    16
   SECTION 7.2   Purchase Payments by the Lessee...........................................................    17
   SECTION 7.3   Payment of Maximum Recourse Amount and Construction Recourse Amount.......................    17
   SECTION 7.4   Sales Proceeds of Remarketing.............................................................    18
   SECTION 7.5   Supplemental Rent.........................................................................    18
   SECTION 7.6   Collateral Realizations...................................................................    18
   SECTION 7.7   Distribution of Payments After Lease Event of Default.....................................    20
   SECTION 7.8   Other Payments............................................................................    21
   SECTION 7.9   Casualty and Condemnation Amounts.........................................................    22
   SECTION 7.10  Order of Application......................................................................    22
   SECTION 7.11  Payments to Account.......................................................................    22
   SECTION 7.12  Payments to Related Party Lender..........................................................    23

ARTICLE VIII

   REPRESENTATIONS.........................................................................................    23
   SECTION 8.1   Representations of the Participants.......................................................    23
   SECTION 8.2   Representations of the Lessee and the Guarantor...........................................    25
   SECTION 8.3   Representations of the Lessee and the Guarantor with Respect to Each
     Funding Date..........................................................................................    28

ARTICLE IX

   PAYMENT OF CERTAIN EXPENSES.............................................................................    29
   SECTION 9.1   Transaction Expenses......................................................................    29
   SECTION 9.2   Brokers' Fees and Stamp Taxes.............................................................    30
   SECTION 9.3   Basic Term Loan Agreement and Related Obligations.........................................    30

ARTICLE X

   OTHER COVENANTS AND AGREEMENTS..........................................................................    30
   SECTION 10.1  Affirmative Covenants of the Lessee and the Guarantor.....................................    30
   SECTION 10.2  Negative Covenants of the Lessee and the Guarantor........................................    34
   SECTION 10.3  Covenants of the Participants and the Lessor..............................................    35


                                                                                                             Page
                                                                                                             ----
ARTICLE XI

   LESSEE DIRECTIONS; CERTAIN RIGHTS OF LESSEE.............................................................    36
   SECTION 11.1  Lessee Directions.........................................................................    36
   SECTION 11.2  Extension of Maturity Date and Expiration Date............................................    36

ARTICLE XII

   TRANSFERS OF PARTICIPANTS' INTERESTS....................................................................    36
   SECTION 12.1  Assignments...............................................................................    36
   SECTION 12.2  Participations............................................................................    37

ARTICLE XIII

   INDEMNIFICATION.........................................................................................    38
   SECTION 13.1  General Indemnification...................................................................    38
   SECTION 13.2  End of Term Indemnity ....................................................................    39
   SECTION 13.3  Environmental Indemnity...................................................................    41
   SECTION 13.4  Proceedings in Respect of Claims..........................................................    42
   SECTION 13.5  General Tax Indemnity.....................................................................    42
   SECTION 13.6  Indemnity Payments in Addition to Lease Obligations.......................................    47
   SECTION 13.7  Eurodollar Rate Lending Unlawful..........................................................    47
   SECTION 13.8  Deposits Unavailable......................................................................    47
   SECTION 13.9  Increased Costs, etc......................................................................    48
   SECTION 13.10 Funding Losses............................................................................    49
   SECTION 13.11 Capital Adequacy..........................................................................    50

ARTICLE XIV

   COLLATERAL..............................................................................................    50
   SECTION 14.1  Deficiency................................................................................    51
   SECTION 14.2  Surplus...................................................................................    51

ARTICLE XV

   MISCELLANEOUS...........................................................................................    52
   SECTION 15.1  Survival..................................................................................    52
   SECTION 15.2  No Broker, etc............................................................................    53
   SECTION 15.3  Notices...................................................................................    53

                                                                                                             Page
                                                                                                             ----
SECTION 15.4   Counterparts..................................................................................   53
SECTION 15.5   Amendments....................................................................................   53
SECTION 15.6   Headings, etc.................................................................................   53
SECTION 15.7   Parties in Interest...........................................................................   53
SECTION 15.8   GOVERNING LAW.................................................................................   54
SECTION 15.9   Severability..................................................................................   54
SECTION 15.10  Liability Limited.............................................................................   54
SECTION 15.11  Further Assurances............................................................................   54
SECTION 15.12  SUBMISSION TO JURISDICTION; WAIVERS...........................................................   55
SECTION 15.13  WAIVER OF JURY TRIAL..........................................................................   56
SECTION 15.14  Highest Lawful Rate...........................................................................   57

SCHEDULES
---------
Schedule I    Commitments
Schedule II   Notice Information, Wire Transfer Instructions and Funding Offices


EXHIBITS
--------
Exhibit A           Funding Request
Exhibit B           Responsible Officer's Certificate
Exhibit C           Completion Certificate

APPENDIX
--------
Appendix A          Definitions; Interpretations

                            PARTICIPATION AGREEMENT


          THIS PARTICIPATION AGREEMENT (this "Participation Agreement"), dated
                                              -----------------------
as of November 16, 2000, is entered into by and among PALM, INC., a Delaware corporation, as Lessee (in such capacity, the "Lessee"), as Construction Agent
                                               ------
(in such capacity, the "Construction Agent"), and as Guarantor, (in such
                        ------------------
capacity, the "Guarantor") and SOCIETE GENERALE FINANCIAL CORPORATION, as Lessor
               --------
(in such capacity, the "Lessor"), and SOCIETE GENERALE, acting through its New
                        ------
York Branch and various institutions as are or may from time to time become parties hereto as lenders (each a "Lender"; collectively, the "Lenders") and
                                   ------                      -------
SOCIETE GENERALE, acting through its New York Branch, as administrative agent for the Lenders (the "Administrative Agent").
                      --------------------

                             W I T N E S S E T H:

          WHEREAS, the Lessor, has purchased the Land located in California, and has simultaneously leased the Land to the Lessee pursuant to the Land Lease;

          WHEREAS, the Construction Agent will construct, at Lessor's expense, Improvements on the Land, which Improvements as constructed will be the property of the Lessor;

          WHEREAS, the Lessor desires to amend and restate the Land Lease, and the Lessee desires to amend and restate the Land Lease pursuant to the terms of the Master Lease;

          WHEREAS, the Lessor is willing to provide, as set forth herein, financing for a portion of the costs of the Construction of Improvements and the Transaction Expenses incurred in connection therewith;

          WHEREAS, the Lenders are willing to provide, as set forth herein, the balance of the financing for the Land, which was acquired on the Acquisition Date, and the Construction of Improvements and Transaction Expenses incurred in connection with each;

          WHEREAS, to secure such financing (a) the Lessor will have the benefit of a first priority Lien on the Lessee's interests in the Property and (b) the Lenders have and/or will have the benefit of (i) a Lien on the Lessor's right, title and interest in the Property pursuant to the Lender Mortgage executed by the Lessor and joined in by the Lessee and (ii) an assignment of certain of the Lessor's rights against the Lessee under the Lease and against the Construction Agent under the Construction Agency Agreement and certain rights under the Construction Period Pledge Agreement, (c) the Lessee has delivered and will deliver and pledge to the Collateral Agent, certain Collateral, and (d) the Guarantor has executed and delivered the Guaranty pursuant to which the Guarantor fully guarantees all obligations of the Lessor to the Administrative Agent acting on behalf of the Lenders under the Operative Documents to which the Lessor is a party;

          WHEREAS, upon the Completion Date, the Lenders are willing to sell to a Related Party Lender the Lenders' rights and interests under the Loan Agreements, with respect to the Loans, and the Lessee may elect in its sole discretion to cause such Related Party Lender to purchase such Loans from the Lenders as provided herein and in the Basic Term Loan Agreement; and

          WHEREAS, the Lessor is willing to grant the Lessee the option to purchase a Release Parcel by payment of the Release Price, and provided the Lessee exercises such option, it shall cause the Related Party Lender to purchase from the Lenders the outstanding Loan Balance on the Completion Date.

          NOW, THEREFORE, in consideration of the mutual agreements contained in this Participation Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                          DEFINITIONS; INTERPRETATION

          Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in Appendix A hereto for all purposes hereof (as such Appendix A may be amended, supplemented, amended and restated or otherwise modified from time to time, "Appendix A"); and
                                                               ----------
the rules of interpretation set forth in Appendix A shall apply to this Participation Agreement.

                                  ARTICLE II

                                  SYNDICATION

          SECTION 2.1. Syndication. The Syndication Agent intends after the
          -----------  -----------
Documentation Date and up to the Completion Date, to syndicate a portion of its Tranche A Loan Facility to Tranche B Lenders in an amount not to exceed $60 million, thereby reducing the Tranche A Lender Commitment to $400 million, pursuant to execution and delivery by each Tranche B Lender of an Assignment and Acceptance substantially in the form of Exhibit B to the Construction Period
                                        ---------
Loan Agreement, whereby such Tranche B Lender will become party to the Participation Agreement, the Construction Period Loan Agreement and the other relevant Operative Documents. The Syndication Agent shall be entitled to change the pricing, terms and structure of the Tranche B Loan Facility if the Syndication Agent determines that such changes are advisable to ensure a successful syndication; provided, that, (a) the amount of the Tranche B Loan
                        --------  ----
Facility shall remain unchanged and (b) with respect to the Construction Period, the Loan Margin shall be set forth in the Loan Note belonging to each Tranche B Lender, and with respect to the Basic Lease Term, the Loan Margin shall be set forth in the Note belonging to each Tranche B Lender.

                                  ARTICLE III

                              FUNDING OF ADVANCES

          SECTION 3.1 Advances. Subject to the conditions and terms hereof, the
                      --------
Lessor shall authorize the Construction Agent to request Advances from the Administrative Agent and the Administrative Agent shall take the following actions at the written request of the Construction Agent, from time to time during the Commitment Period:

          (a) subject to the terms hereof the Administrative Agent shall make Advances in Dollars only (out of funds provided by the Lessor and the Lenders) to the Construction Agent for the purpose of financing Land Costs and Construction Costs (including reimbursing the Lessee or the Construction Agent for any of the foregoing which it paid), and the proceeds of all Advances shall be paid directly to the Construction Agent; provided, that, the Administrative Agent shall not be required to make any
     --------  ----
     Advance if, after giving effect thereto, the aggregate outstanding amount of all such Advances would exceed the Available Commitment;

          (b) the Administrative Agent shall, no later than three (3) Business Days after the date of the receipt of a Funding Request and in accordance with Section 3.4(a), make Advances in an amount not less than $250,000 per
          --------------
     Advance (except that the Final Funding may be for a lesser amount);

          (c) all Advances for Land Costs and Construction Costs shall be made, subject to timely receipt of a Funding Request, on the twelfth (12th) day of the calendar month (or if such day is not a Business Day, the next succeeding Business Day); provided that the Advance on the Initial Funding
                               -------- ----
     Date and the Advance on the Final Funding Date may be made on any Business Day (each such date referred to as a "Funding Date"); and
                                           ------------

          (d) neither the Lessor nor any Lender shall be obligated to make funds available to the Administrative Agent for any Advance unless the Lessee has deposited Sufficient Collateral with the Collateral Agent in compliance with Article XIV and has otherwise satisfied all of the
                     -----------
     conditions precedent for such Advance.

Notwithstanding any other provision hereof, the Administrative Agent shall not be obligated to make any Advance if, after giving effect thereto, the aggregate outstanding amount of each of the Loan Balance and the Lessor Balance would exceed the Maximum Commitment Amount.

          SECTION 3.2. Lessor's Commitment. The Lessor shall have made available
                       -------------------
to the Construction Agent, (i) the Lessor Land Commitment, as set forth in
Schedule I for the purpose of financing the Land Costs, (ii) the Lessor
----------
Improvement Commitment for the purpose of financing Construction Costs and (iii) subject to the conditions and terms hereof, the Lessor shall authorize the Construction Agent to request from the Administrative Agent, and the Administrative Agent shall make available to the Construction Agent, from time to time during the Commitment Period on any Funding Date, an amount in immediately available funds, equal to the amount of the Advance being requested on such Funding Date multiplied by the relevant Lessor Commitment Percentage in an aggregate principal amount not to exceed the amount of the applicable Lessor Commitment. The Lessor Land Advance Percentage shall apply to that portion of an Advance which relates to the Land Costs and the Lessor Improvement Advance Percentage shall apply to that portion of an Advance which relates to the Construction Costs. The aggregate principal amount made available under this
Section 3.2 shall be the lessor amount (collectively, the "Lessor Amount").
-----------                                                -------------

          SECTION 3.3. Loan Commitment. Subject to the conditions and terms
                       ---------------
hereof and in the Construction Period Loan Agreement, each Lender shall make Loans to Lessor for distribution to the Administrative Agent (i) on the Documentation Date to finance the previously purchased Land in an amount equal to the Documentation Date Land Lease Balance and (ii) at the request of the Construction Agent from time to time during the Commitment Period on any Funding Date in an amount in immediately available funds equal to the amount of the Advance being requested on such Funding Date multiplied by the relevant Lender Commitment Percentage in an aggregate principal amount not to exceed the amount of such Lender's Loan Commitment. The Lender Land Advance Percentage shall apply to that portion of an Advance which relates to the Land Costs and the Lender Improvement Advance Percentage shall apply to that portion of an Advance which relates to the Construction Costs.

Notwithstanding any other provision hereof, the Administrative Agent shall provide written notice to the Lessee upon reallocation of the Commitments between the Lenders and the Lessor; provided, however, such reallocation shall
                                    --------  -------
not change the Lessor Land Advance Percentage, Lender Land Advance Percentage, Lessor Improvement Advance Percentage and the Lender Improvement Advance Percentage.

          SECTION 3.4 Procedures for Advances.
                      -----------------------

          (a) With respect to each funding of an Advance, the Lessor shall authorize the Construction Agent to give the Administrative Agent prior written notice pursuant to a funding request substantially in the form of Exhibit A
                                                                  ---------
hereto (a "Funding Request"), which Funding Request shall be delivered not later
           ---------------
than 1:00 P.M., New York City time, three (3) Business Days prior to the proposed Funding Date, specifying: (i) the proposed Funding Date, (ii) the total amount of Advance requested and (iii) wire transfer instructions for such Advance. Each Lender shall make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Lessor at the office of the Administrative Agent specified in Schedule II prior to 1:00
                                                    -----------
P.M., New York City time on the

Funding Date requested by the Construction Agent in funds immediately available to the Administrative Agent. Such borrowing shall then be made available to the Construction Agent by the Administrative Agent crediting the account of the Construction Agent specified in Schedule II with the aggregate of the amounts
                                -----------
made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

          (b) Except as the parties may otherwise agree in writing, (i) Advances made on the Initial Funding Date shall be made in part to provide the Construction Agent with funds with which to pay or reimburse itself for Land Costs and (ii) and on the Initial Funding Date and thereafter, Advances shall be made solely to provide the Construction Agent with funds with which to pay or reimburse itself for Construction Costs and Land Costs as provided for in the Construction Agency Agreement.

          (c) In the event that the Administrative Agent is unable to obtain an Adjusted Eurodollar Rate with respect to an Advance for the interest period from the requested Funding Date to the twelfth (12th) day of the succeeding month, the Lessor and each Lender shall make available Lessor Amounts and Loans, as the case may be, equal to the Advance requested in such Funding Request at the applicable Base Rate. Such Lessor Amounts and Loans, as the case may be, shall be maintained at the Base Rate until the date on which the Lessor and the Lenders shall be able to obtain an Adjusted Eurodollar Rate for the amount of such Advance, at which time such Base Rate Lessor Amounts and such Base Rate Loans shall convert to Eurodollar Lessor Amounts or Eurodollar Loans, as the case may be.

          SECTION 3.5 Calculation of Land Loan Balance, Land Lessor Balance,
                      -----------------------------------------------------
Improvement Loan Balance and Improvement Lessor Balance. The Administrative
-------------------------------------------------------
Agent shall calculate on each Funding Date (i) the outstanding Lessor Balance and the allocation thereof between Land Lessor Balance and the Improvement Lessor Balance and (ii) the outstanding Loan Balance and the allocation thereof between the Land Loan Balance and the Improvement Loan Balance and shall furnish a statement of such calculation to the Lessor.

          SECTION 3.6 [Intentionally deleted]

          SECTION 3.7 Capitalized Interest and Yield During Construction Period.
                      ---------------------------------------------------------
From the Documentation Date until the Completion Date, all interest and Yield shall accrue and shall be added to the Improvement Loan Amount and the Improvement Lessor Amount, on each Funding Date. Such capitalized interest and Yield shall constitute part of each Advance made with respect to the Property and the Construction Agent shall be deemed to have submitted monthly a Funding Request to the Administrative Agent with respect to such capitalized interest and Yield whether or not such amounts are specifically set forth in any Funding Request.

                                  ARTICLE IV

                             YIELD; INTEREST; FEES

          SECTION 4.1 Yield.
                      -----

          (a) The Lessor Amounts outstanding from time to time shall accrue yield ("Yield") at the applicable Yield Rate, calculated using the actual number
        -----
of days elapsed and, when the Yield Rate is based on the Adjusted Eurodollar Rate, a 360-day year basis. Upon the occurrence, and during the continuance of a Default, the principal of and, to the extent permitted by law, Yield on the Lessor Amounts and any other amounts owing hereunder or under the other Operative Documents shall bear interest (the "Overdue Interest"), payable on
                                              ----------------
demand, at the Overdue Rate (or if no rate is applicable, whether in respect of interest, fees or other amounts, then the sum of (i) 2.00% per annum plus (ii) the Base Rate).

          (b)  The Administrative Agent shall distribute, in accordance with
Article VII, the Lessor Basic Rent and all other amounts due in satisfaction of
-----------
the Lessor Balance under the Lease from time to time.

          (c) During the Construction Period, the Yield shall accrue on the outstanding Lessor Amounts and shall be capitalized and constitute part of each Advance requested by the Construction Agent pursuant to Section 3.4, on each
                                                        -----------
Scheduled Payment Date during such Construction Period, and on the last day thereof.

          (d) During the Basic Lease Term, Yield shall accrue on the outstanding Lessor Amounts and shall be paid on the Basic Rent Payment Date that corresponds to the last day of each Interest Period.

          SECTION 4.2 Interest on Loans.
                      -----------------

          (a) Each Loan shall accrue interest computed and payable in accordance with the terms of the Loan Agreements. During the Basic Lease Term, interest shall accrue on the outstanding Loans and shall be paid on the Basic Rent Payment Date that corresponds to the last day of each Interest Period.

          (b)  The Administrative Agent shall distribute, in accordance with
Article VII, the Lender Basic Rent and all other amounts due with respect to the
-----------
Loan Balance, paid to the Administrative Agent by the Lessee under the Assignment of Lease, Rent, Construction Period Pledge Agreement and CAA from time to time. To the extent that any payment of Basic Rent includes amounts due to a Related Party Lender, such payment of Basic Rent shall be made net of the amounts due to such Related Party Lender and the Lessee. The Related Party Lender hereby so acknowledge that it shall have received adequate consideration for the transfer of value represented by such netting.

          SECTION 4.3  Prepayments.
                       -----------

          (a)    Voluntary Prepayments. The Lessee shall have the right to
                 ---------------------
prepay an amount (a) equal to the current aggregate outstanding Lessor Balance and the Loan Balance in whole from time to time pursuant to the exercise of the Purchase Option pursuant to Section 18.1 of the Master Lease and Section 3.2 of
                            ------------                         -----------
the Construction Agency Agreement or (b) equal to the amount paid under Section
                                                                        -------
18.2 of the Master Lease relating to the exercise of the Undeveloped Land
----
Purchase Option pursuant thereto, in each case, without premium or penalty; provided, however, that any prepayment of Loans and Lessor Amounts which are
--------  -------
Eurodollar Loans or Eurodollar Lessor Amounts will be subject to Section 13.10.
                                                                 -------------
The application of each such prepayment with respect to any Lease Balance shall be determined by the Lessee and the Administrative Agent. The Lessee shall not be entitled to or have the right to reborrow any amounts repaid to the Lessor and the Administrative Agent.


          (b)    Mandatory Prepayments.
                 ---------------------

                 (i) If at any time the sum of the aggregate amount of outstanding Lease Balance, without duplication, shall exceed the Maximum Commitment Amount, the Lessee shall immediately make payments in respect of the Land Lessor Amount, Improvement Lessor Amount, Land Loan Amount and Improvement Loan Amount to the Administrative Agent in an amount sufficient to eliminate such excess. Payments required to be made hereunder shall be applied pro rata by the Administrative Agent to Base Rate Loans and Base Rate Lessor Amounts and then to Eurodollar Loans and Eurodollar Lessor Amounts in direct order of their Interest Period maturities.

                 (ii) All amounts payable by the Lessee pursuant to Article XV,
                                                                    ----------
          XVI, XVIII or XX of the Master Lease shall be used to prepay amounts
          ---  -----    --
          outstanding under the Loan Balance and Lessor Balance in the manner set forth in Article VII.
                       -----------

                 (iii) Any payments made pursuant to Section 4.3(b)(i) or (ii)
                                                     -----------------    ----
          shall reduce the Lease Balance by the amount of any such payment.

                 (iv) The Lessee shall not be entitled to or have the right to reborrow any amounts repaid to the Lessor and the Administrative Agent on behalf of the Lenders.

          (c)    Prepayments to Related Party Lender. To the extent any
                 -----------------------------------
voluntary or mandatory prepayment described above includes amounts due to a Related Party Lender, such prepayment shall be made net of the amounts due to such Related Party Lender and the Lessee and

Related Party Lender hereby so acknowledge that the Related Party Lender shall have received adequate consideration for the transfer of value represented by such netting.

          (d)   Notice. The Lessee will provide notice to the Lessor and the
                ------
Administrative Agent (which shall promptly notify each Lender, unless such lender is the Related Party Lender) of any voluntary prepayment by 11:00 A.M. (New York City time) at least three (3) Business Days prior to the date of such voluntary prepayment.

          SECTION 4.4  Fee. The Lessee shall pay to the Administrative
                       ---
Agent for the benefit of the Lessor on the Documentation Date the fees specified in the Engagement Letter.

          SECTION 4.5  Place and Manner of Payments. Except as otherwise
                       ----------------------------
specifically provided herein, all payments hereunder shall be made to the Administrative Agent in Dollars in immediately available funds, without offset, deduction, counterclaim or withholding of any kind (except that amounts due a Related Party Lender shall be deducted from such payments), to the Account not later than 2:00 P.M. (New York City time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Lessee shall, at the time it makes any payment under any Operative Document, specify to the Administrative Agent how such payment is to be applied to the Loan Balance and Lessor Balance, and in the event that the Lessee fails to so specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall distribute such payment to the Participants in such manner as the Administrative Agent may determine to be appropriate in respect of obligations owing by the Lessee, unless an Event of Default shall have occurred and be continuing in which event the provisions of Section 7.7 shall apply. The Administrative Agent will
                  -----------
distribute such payments to the Participants in accordance with Article VII, if
                                                                -----------
any such payment is received prior to 2:00 P.M. (New York City time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Administrative Agent will distribute such payment to the Participants on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest (at the applicable Base Rate or Adjusted Eurodollar Rate) and fees for the period of such extension).

          SECTION 4.6  Pro Rata Treatment and Payments. Except to the extent
                       -------------------------------
otherwise provided herein or in any other Operative Document, each Advance by the Administrative Agent shall be made pro rata according to the Lender Commitment Percentage and the Lessor Commitment Percentage. Each payment or prepayment by the Lessee to the Administrative Agent in satisfaction of the Loan Balance and the Lessor Balance shall be made pro rata according to the respective outstanding principal amounts of the (i) Loans then held by each Lender (it being understood that any payment so made in respect of principal of any Lender's Loans shall be deemed to ratably reduce the outstanding amount of each Lender's Loan Balance) and (ii) Lessor Amounts held by the Lessor.

          SECTION 4.7 Sharing of Payments. The Participants agree among
                      -------------------
themselves that, in the event that a Participant shall obtain payment to satisfy any part of the Loan Balance or Lessor Balance or any other obligation owing to such Participant under the Operative Documents through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Participant under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Participation Agreement, such Participant shall promptly purchase from the other Participant a participation in such Loan Balance or Lessor Balance and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that each Participant shares such payment in accordance with its respective ratable shares as provided for in this Participation Agreement. The Participants further agree among themselves that if payment to a Participant obtained by such Participant through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, the Participant which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to the Participant whose payment shall have been rescinded or otherwise restored. The Lessee agrees that a Participant so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Participant were a holder of such Loan Balance or Lessor Balance or other obligation in the amount of such participation. Except as otherwise expressly provided herein, if a Participant shall fail to remit to any other Participant an amount payable by such Participant to the other Participant pursuant to the Operative Documents on the date when such amount is due, such payments shall be made together with interest thereon (at no additional expense to the Lessee) from the date such amount is due until the date such amount is paid to such other Participant at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, a Participant receives a secured claim in lieu of a setoff to which this Section 4.7 applies, such Participant shall, to the
                          -----------
extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the other Participant under this Section
                                                                      -------
4.7 to share in the benefits of any recovery on such secured claim.
---
Notwithstanding the foregoing, no Participant shall be required under this
Section 4.7 to share any payment received by it with a Related Party Lender.
-----------

                                   ARTICLE V

                       CERTAIN INTENTIONS OF THE PARTIES

          SECTION 5.1 Intent. It is the intent of the parties that: (a)
                      ------
the Lease constitutes an Operating Lease as determined by GAAP from the Lessor to the Lessee for purposes of the Lessee's financial reporting, (b) the Lease and other transactions contemplated hereby will result in the Lessee being recognized as the owner of the Property for Federal and state income tax and bankruptcy purposes, (c) the Memorandum of Lease grants to Lessor a Lien on the Lessee's interest in the Property covered thereby, and (d) the obligations of the Lessee to pay Basic Rent and any part of the Lease Balance shall be treated as payments of interest and principal, respectively, for Federal and state income tax and bankruptcy purposes. The Lessor shall be deemed to have a valid and binding security interest in and Lien on the Lessee's interest in the Property, free and clear of all Liens other than Permitted Property Liens, as security for the obligations of the Lessee under the Operative Documents. Each of the parties hereto agrees that it will not, nor will it permit any Affiliate to at any time, take any action with respect to the preparation or filing of any income tax return, including an amended income tax return, to the extent that such action would be inconsistent with the intention of the parties expressed in this
Section 5.1.
-----------

          Specifically, without limiting the generality of the foregoing, the parties hereto intend and agree that in the event of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any State or Commonwealth thereof affecting the Lessee or any Participant or any collection actions, the transactions evidenced by the Operative Documents shall be regarded as purchase money loans made by the Participants to the Lessee.

          SECTION 5.2 Amounts Due Under Lease. Anything else herein or elsewhere
                      -----------------------
to the contrary notwithstanding, it is the intention of the Lessee, the Lessor, the Administrative Agent and the Lenders that: (i) the amount and timing of installments of Lessor Basic Rent and the Lender Basic Rent shall be due and payable from time to time from the Lessee under the Lease; (ii) if the Lessee elects a Purchase Option (other than the exercise of the Undeveloped Land Purchase Option) or becomes obligated to purchase the Property, then the Lease Balance and all other obligations of the Lessee owing to the Lessor and the Lenders related thereto shall be immediately due and payable in full by the Lessee; and (iii) if the Lessee properly elects the Remarketing Option, the Lessee shall only be required to pay to the Administrative Agent the proceeds of the sale of the Property, the Maximum Recourse Amount and any amounts due pursuant to Article XIII hereof and Section 20.1 of the Master Lease.
            ------------            ------------

                                  ARTICLE VI

                             CONDITIONS TO FUNDING

          SECTION 6.1 Documentation Date; Initial Funding Date. The obligation
                      ----------------------------------------
of the Lessor to make available any Lessor Amount and the obligation of the Lenders to make any Loans on the Initial Funding Date, are subject to satisfaction or waiver on or prior to the Initial Funding Date of the following conditions precedent:

          (a)    Operative Documents. All Operative Documents, except for the
                 -------------------
Basic Term Loan Agreement and exhibits thereto and the Basic Term Pledge Agreement and exhibits thereto, shall have been duly authorized, executed and delivered by the parties hereto.

          (b)    Constituent Documents. The Lessee shall have delivered to the
                 ---------------------
Administrative Agent and the Lessor the following:

                 (i)   Articles of Incorporation. Copies of its articles of
                       -------------------------
          incorporation, charter documents, or other governing documents, as the case may be, certified to be true and correct as of a recent date by the appropriate governmental authority of the jurisdiction of its incorporation or creation and in full force and effect as of such date.

                 (ii)  Resolutions. Copies of resolutions of its Board of
                       -----------
          Directors approving the transactions contemplated by the Operative Documents, and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of the Lessee as of the Documentation Date to be true and correct and in full force and effect as of such date.

                 (iii) By-laws. A copy of its by-laws certified by a secretary
                       -------
          or assistant secretary of the Lessee as of the Documentation Date to be true and correct and in full force and effect as of such date.

                 (iv)  Good Standing. A certificate of good standing, certified
                       -------------
          as of a recent date by the appropriate governmental authorities of the jurisdiction of incorporation.

          (c)    Confirmation of the Development Agreement. The Site Development
                 -----------------------------------------
Permit Amendment shall be approved in writing by the Director of Planning and the Director of Planning shall make a formal and final non-appealable written determination that such approved Site Development Permit Amendment shall not require an amendment to the Development Agreement in order to be vested under the Development Agreement.

          (d)    Representations and Warranties. On the Initial Funding Date,
                 ------------------------------
the representations and warranties of the Lessee set forth in the Participation Agreement and in the Operative Documents (or in certificates delivered pursuant thereto) executed by Lessee, including, without limitation, the representation in Sections 8.2 and 8.3 of the Participation Agreement, shall be true and
   ------------     ---
correct in all material respects as though made on and as of such date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

          (e)    Fees. The fee payable under Section 4.4 hereof shall have been
                 ----                        -----------
paid to the Administrative Agent, or will be paid from the proceeds of such Advance.

          (f)  Appraisal. The Lessor shall have received an Appraisal of the
               ---------
Property, assuming the Construction of the Improvements thereon, in form and substance reasonably satisfactory to the Administrative Agent and the Lessor.

          (g)  Governmental Approvals. All necessary Governmental Actions
               ----------------------
required by any Requirement of Law for the purpose of authorizing the Construction Agent to commence the Construction of the initial Phase of Construction thereon shall have been obtained and be in full force and effect.

          (h)  Responsible Officer's Certificate. The Administrative Agent and
               ---------------------------------
the Lessor shall have received a Responsible Officer's Certificate from the Lessee, in substantially the form of Exhibit B attached hereto, dated as of the
                                     ---------
Initial Funding Date, stating that (i) to such Responsible Officer's knowledge each and every representation and warranty of the Lessee, contained in each Operative Document to which it is a party is true and correct in all material respects on and as of the Initial Funding Date; (ii) to such Responsible Officer's knowledge no Default or Event of Default has occurred and is continuing under any Operative Document to which it is a party; (iii) to such Responsible Officer's knowledge each Operative Document to which the Lessee is a party is in full force and effect with respect to it; (iv) the Lessee has duly performed and complied with all conditions contained herein or in any other Operative Document required to be performed or complied with by it on or prior to the Initial Funding Date and (v) to such Responsible Officer's knowledge there has been no change in the Lessee's financial condition prior to the Initial Funding Date which has a Material Adverse Effect.

          (i)  Evidence of Insurance. The Lessor, the Administrative Agent and
               ---------------------
the Insurance Consultant shall have received satisfactory evidence that the insurance required under the Construction Agency Agreement shall be in effect, and such evidence (which shall include, without limitation, certificates of insurance) shall set forth the respective coverage, insured, additional insured, limits of liability, carrier, policy number and period of coverage.

          (j)  Environmental Audit. The Lessor shall have received an
               -------------------
Environmental Audit dated no earlier than six (6) months prior to the Initial Funding Date with respect to the Land in form and substance satisfactory to the Lessor and the Administrative Agent.

          (k)  Lessor Financing Statements. In connection with the acquisition
               ---------------------------
of Facility Equipment, the Lessee shall have delivered to the Administrative Agent all Lessor Financing Statements relating to such Facility Equipment as the Lessor or the Administrative Agent may reasonably request in order to protect the interests of the Lessor under the Master Lease to the extent the Master Lease constitutes a security agreement.

          (l)  Recordation of Lessor Mortgage and the Lender Mortgage and Filing
               -----------------------------------------------------------------
of Lessor Financing Statements and Lender Financing Statements. Each of the
--------------------------------------------------------------
Participants shall have
received evidence or a commitment reasonably satisfactory to it that each of (i) the Lessor Mortgage, (ii) the Lender Mortgage, (iii) the Assignment of Lease, Rent, Construction Period Pledge Agreement and CAA and all supplements thereto and (iv) the Lessor Financing Statements and the Lender Financing Statements, in each case relating to the Property or Facility Equipment has been, or are being, recorded in a manner sufficient to properly perfect each of their interests therein.

          (m)  Property Survey and Title Insurance. The Lessee shall have
               -----------------------------------
delivered to the Lessor and the Administrative Agent a survey of the Land certified to the Participants and the title company and otherwise in form reasonably acceptable to the Participants and a commitment to deliver an American Land Title Association ("ALTA") extended owners and lenders title
                                  ----
insurance policy covering the Property in favor of the Lessor and the Administrative Agent for the benefit of the Lenders, and such policy shall be in an amount not less than the Lease Balance and shall be reasonably satisfactory to the Lenders and the Lessor with such customary endorsements issued by the title company as a routine matter, if requested by the Lessor or the Administrative Agent.

          (n)  Lessee Opinion of Counsel. The Administrative Agent, for the
               -------------------------
benefit of the Lenders, and the Lessor shall have received an opinion or opinions of counsel for the Lessee dated as of the Documentation Date and addressed to the Lessor and the Administrative Agent, addressing matters of Federal, Delaware General Corporation Law, California, New York and other relevant jurisdiction law in form and substance reasonably satisfactory to the Lessor and the Administrative Agent, it being understood that certain opinions may be provided by internal counsel to the Lessee. The opinion on California, Delaware and Federal law shall be given by Gray Cary Ware & Freidenrich LLP and the opinion on New York law shall be given by Clifford Chance Rogers & Wells LLP with respect to the perfection of the pledged Collateral.

          (o)  Collateral; Perfection Opinion. Immediately prior to the initial
               ------------------------------
Advance, the Lessee shall have deposited with the Collateral Agent, Sufficient Collateral in the form of U.S. Government Obligations to satisfy the requirements of Section 14.1 hereof and Section 2.4(a) of the Construction
                ------------            --------------
Period Pledge Agreement and, in connection with the first such deposit, the Lessor and the Administrative Agent for the benefit of the Lenders shall have received an opinion of New York counsel for the Lessee as to the creation, attachment and perfection of the security interest of the Collateral Agent (for the benefit of the Lessor) in such Collateral, in form and substance reasonably satisfactory to the Lessor and the Administrative Agent.

          All documents and instruments required to be delivered pursuant to this Section 6.1 shall be or deemed to be delivered at the New York offices of
     -----------
Simpson Thacher & Bartlett or at such other location as may be determined by the Lessor, the Administrative Agent and the Lessee.

          SECTION 6.2 All Funding Dates. The obligation of the Lessor to make
                      -----------------
available any Lessor Amounts on the Initial Funding Date or any other Funding Date and the obligation of the Lenders to make any Loans on the Initial Funding Date or other Funding Date, are subject to satisfaction or waiver on or prior to such Initial Funding Date or other Funding Date of the following conditions precedent:

          (a)  Funding Request. The Administrative Agent shall have received an
               ---------------
     executed Funding Request in accordance with Section 3.4. The delivery of
                                                 -----------
     the Funding Request and the acceptance of the proceeds of such Advance shall constitute a representation and warranty by the Lessee that on the applicable Funding Date (both immediately before and after giving effect to the making of such Advance and the application of the proceeds thereof), that the statements made in Section 8.2 and Section 8.3 are true and
                                 -----------     -----------
     correct in all material respects.

          (b)  Fees. All fees due and payable pursuant to this Participation
               ----
     Agreement and the other Operative Documents shall have been paid or shall be paid out of the proceeds of such Advance.

          (c)  Representations and Warranties. On the applicable Funding Date,
               ------------------------------
     the representations and warranties of the Lessee contained in Sections 8.2
                                                                   ------------
     and 8.3 and in each of the other Operative Documents shall be true and
         ---
     correct in all material respects as though made on and as of such date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

          (d)  Litigation. On the applicable Funding Date, there shall not be
               ----------
     any actions, suits or proceedings pending or, to the knowledge of the Lessee threatened with respect to the Lessee: (i) that are reasonably likely to have a Material Adverse Effect, or (ii) which have been filed or threatened by or for or on behalf of the Lessee questioning or challenging the validity of the Operative Documents or the rights or remedies of the Administrative Agent, the Lessor or the Lenders with respect to the Lessee or the Land, Construction or Improvements under the Operative Documents.

          (e)  No Default or Event of Default. There shall not have occurred and
               ------------------------------
     be continuing any Default or Event of Default, and no Default or Event of Default will have occurred after giving effect to the making of the Advance requested by such Funding Request.

          (f)  Available Commitments. After giving effect to the applicable
               ---------------------
     Advance, the condition set forth in the last paragraph of Section 3.1 shall
                                                               -----------
     not be violated.

          (g)  Taxes. All taxes, fees and other charges in connection with the
               -----
     execution, delivery, recording, filing and registration of the Operative Documents shall have been paid or provisions for such payment shall have been made to the reasonable satisfaction of the Lessor and the Administrative Agent.

          (h)  Collateral. The Lessee shall have deposited Sufficient Collateral
               ----------
with the Collateral Agent to satisfy the requirements of Section 14.1 hereof and
                                                         ------------
Section 2.4(a) of the Construction Period Pledge Agreement.
--------------

          (i)  Lessor Financing Statements and Lender Financing Statements. To
               -----------------------------------------------------------
the extent not previously received, each of the Participants shall have received evidence that Lessor Financing Statements and Lender Financing Statements with respect to Facility Equipment have been, or are being, recorded in a manner sufficient to properly perfect each of their interests therein.

          (j)  Improvements Budget. The Construction Agent shall have delivered
               -------------------
the preliminary Improvements Budget for the Improvements to be constructed on the Land which shall be in form and substance acceptable to the Lessor and the Administrative Agent. Prior to the Construction Agent commencing any Phase of Construction in which the preliminary Improvements Budget does not accurately reflect the anticipated costs associated with such Phase of Construction, the Construction Agent must obtain the Lessor's and Administrative Agent's prior approval to the changes needed to the preliminary Improvements Budget in order to accurately reflect the anticipated costs for such Phase of Construction. The Construction Agent shall demonstrate to the reasonable satisfaction of the Lessor and the Administrative Agent that such budget includes a line item for contingencies of not less than five percent (5%) of the Improvements Budget.

          (k)  Plans and Specifications. The Construction Agent shall have
               ------------------------
delivered the Plans and Specifications for the Improvements to be constructed on the Land which shall be in form and substance acceptable to the Lessor and the Administrative Agent; provided, however, to the extent that the Funding Request
                      --------  -------
only requests an Advance for a Phase of Construction, the Plans and Specifications need only be for the Improvements which are part of such Phase of Construction.

          (l)  Title Update. The Lessee shall provide to the Lessor and the
               ------------
Administrative Agent an update to the policy provided pursuant to Section 6.1(m)
                                                                  --------------
to the extent such policy does not provide coverage for the full amount of proposed Construction Costs reflected in the Improvements Budget which shall be in form and substance acceptable to the Lessor and the Administrative Agent.

          (m)  Governmental Approvals. All necessary Governmental Actions
               ----------------------
required by any Requirement of Law for the purpose of authorizing the Construction Agent to commence the Construction of the Phase of Construction for which the Funding Request covers shall have been obtained and be in full force and effect.

          SECTION 6.3 Conditions to Completion Date. The Completion Date shall
                      -----------------------------
be deemed to have occurred for purposes of the Operative Documents on the earliest to occur of the following dates:

          (a) the date on which the Construction shall have been substantially completed in accordance with the applicable Plans and Specifications therefor as confirmed by a completion certificate from the Construction Agent substantially in the form of Exhibit C hereto (a "Completion
                                        ---------            ----------
     Certificate"), which Completion Certificate shall have attached to it the
     -----------
     punchlist items for the Improvements with cost allocations; or

          (b) the date on which the Property shall be ready for occupancy and operation in accordance with the Plans and Specifications therefor, as evidenced by the issuance by the appropriate Governmental Authority of a temporary certificate of occupancy for the Improvements contemplated by the Plans and Specifications for the Property.

          SECTION 6.4 Other Actions in Respect of Completion. In connection with
                      --------------------------------------
the Completion of the Property and (i) simultaneous with the commencement of the Basic Lease Term entries made on the Loan Notes issued under the Construction Period Loan Agreement with respect to the Property shall be canceled and entries shall be made on the Notes issued under the Basic Term Loan Agreement in the amount of such canceled entries and (ii) Sufficient Collateral with respect to the Property shall be deposited with the Collateral Agent under the Basic Term Pledge Agreement and the Collateral deposited with the Collateral Agent under the Construction Period Pledge Agreement shall be released to the Lessee.

                                  ARTICLE VII

                                 DISTRIBUTIONS

          SECTION 7.1 Basic Rent. Subject to Section 7.12 hereof, each payment
                      ----------             ------------
of Basic Rent (and any payment of interest on overdue installments of Basic
Rent) received by the Administrative Agent shall be distributed by the Administrative Agent:

          first, pro rata to the Lenders, Lender Basic Rent for payment to the
          -----
     Tranche A Lender of interest then due on the Tranche A Loan and to the Tranche B Lenders of interest then due on the Tranche B Loan, and as among the Tranche B Lenders, pro rata based on the interest due to each Tranche B Lender as well as any Overdue Interest due to the Lenders (to the extent permitted by Applicable Law), and second, to the Lessor for payment of the Yield then due on the Lessor
          ------
     Amounts, as well as any Overdue Interest due to the Lessor (to the extent permitted by Applicable Law).

           SECTION 7.2 Purchase Payments by the Lessee.
                       -------------------------------

           Any payment received by the Administrative Agent as a result of:

               (i) the purchase of any or all of the Property in connection with the exercise of a Purchase Option, or

               (ii) compliance with the obligation to purchase (or cause its designee to purchase) the Property in accordance with Section 20.1 of
                                                                 ------------
           the Master Lease, or

               (iii) failure to fulfill one or more of the conditions to the exercise of the Remarketing Option with respect to the Property pursuant to Section 20.1 of the Master Lease, or
                       ------------

               (iv)  the payment of the Lease Balance in accordance with Section
                                                                         -------
           15.1 of the Master Lease, or
           ----

               (v) the payment of the Lease Balance from the proceeds of any Casualty or Condemnation pursuant to Section 14.1 of the Master
                                                ------------
           Lease,

shall be distributed by the Administrative Agent, subject to Section 4.3(c) and
                                                             --------------
Section 7.12, first, to the Lenders on a pro rata basis in accordance with the
------------
Lender Commitment Percentage, in satisfaction of the Loan Balance, then, second,
                                                                         ------
to the Lessor in satisfaction of the Lessor Balance.

           SECTION 7.3 Payment of Maximum Recourse Amount and Construction
                       ---------------------------------------------------
Recourse Amount. The full payment to the Administrative Agent of the Maximum
---------------
Recourse Amount in accordance with Section 20.1(g) of the Master Lease and the
                                   ---------------
Construction Recourse Amount in accordance with Section 5.3(b)(ii) of the
                                                ------------------
Construction Agency Agreement, shall, in each case, be applied:

           (a) with respect to the amount paid under clause (i) of the definition of "Construction Recourse Amount" and clause (i) of the definition of "Maximum Recourse Amount", in the following order of priority:

           first, to the Lenders, on a pro rata basis in accordance with the
           -----
Lender Commitment Percentage for application to pay in full the Land Loan Balance; and

           second, to the Lessor, for application to pay in full the Land
           ------
Lessor Balance; and

               (b)  with respect to the amount paid under clause (ii) of the
                                                          -----------
     definition of "Construction Recourse Amount" and clause (ii) of the
                                                      -----------
     definition of "Maximum Recourse Amount", in the following order of priority:

               first, to the Lenders, on a pro rata basis in accordance with
               -----
the Lender Commitment Percentage for application to pay in full the Improvement Loan Balance; and

               second, the balance, if any, to the Lessor, for application to
               ------
pay the Improvement Lessor Balance.

               SECTION 7.4  Sales Proceeds of Remarketing. The Gross Remarketing
                            -----------------------------
Proceeds from the exercise of the Remarketing Option pursuant to Article XX of
                                                                 ----------
the Master Lease together with any payment made as a result of an appraisal pursuant to Section 13.2, shall be allocated between the Land Lease Balance and
            ------------
the Improvement Lease Balance in accordance with Section 20.1(j) of the Master
                                                 ---------------
Lease, and distributed by the Administrative Agent:

               (a)  for the Land in the following order of priority:

               first, the balance, if any, of the Attributed Fair Market Sales
               -----
Value (Land) less the aggregate of the amounts distributed in clause "first" and
             ----                                                     -----
"second" of Section 7.3(a), shall promptly be distributed to, or as directed by,
 ------     --------------
the Lessee; and

               (b)  for the Improvements in the following order of priority:

               first, to the Lessor, an amount equal to the Attributed Fair
               -----
Market Sales Value (Improvements) less the aggregate of the amounts distributed in clauses "first" and "second" of Section 7.3(b), for application to pay any
            -----       ------     --------------
outstanding Improvement Lessor Balance; and

               second, the balance, if any, of such payments and amounts
               ------
remaining after the Improvement Lease Balance has been reduced to zero shall promptly be distributed to, or as directed by, the Lessee.

               SECTION 7.5  Supplemental Rent. All payments of Supplemental
                            -----------------
Rent (excluding any amounts payable pursuant to the preceding provisions of this
Article VII) shall be distributed promptly by the Administrative Agent upon
-----------
receipt thereof to the Persons entitled thereto pursuant to the Operative Documents.

               SECTION 7.6  Collateral Realizations. All amounts realized and
                            -----------------------
received by the Administrative Agent on account of the exercise of the Lessor's, the Administrative Agent's or the Collateral Agent's remedies with respect to the Collateral shall be distributed by the Administrative Agent (a) with respect to repayment of the Lease Balance, in the following order of priority:

          first, so much of such payment or amount as shall be required to
          -----
     reimburse the Collateral Agent for any tax, expense or other loss incurred by the Collateral Agent (to the extent not previously reimbursed and to the extent incurred in connection with any duties as the "Collateral Agent" under a Pledge Agreement), shall be distributed to the Collateral Agent for its own account;

          second, so much of such payments or amounts as shall be required to
          ------
     pay the Administrative Agent the amounts payable to it pursuant to any expense reimbursement or indemnification provisions of the Operative Documents, including, without limitation all amounts required to be paid pursuant to Articles IX and XIII, shall be distributed to the
                 -----------     ----
     Administrative Agent for its own account;

          third, so much of such payments or amounts as shall be required to pay
          -----
     the Lenders on a pro rata basis in accordance with the Lender Commitment Percentage or the Lessor the amounts payable to it pursuant to any expense reimbursement or indemnification provisions of the Operative Documents, including without limitation all amounts required to be paid pursuant to Articles IX and XIII, shall be distributed to the Lenders or the Lessor, as the case may be;

          fourth, to the Lenders, on a pro rata basis in accordance with the
          ------
     Lender Commitment Percentage for application to pay in full the outstanding Loan Balance; and

          fifth, to the Lessor, for application to pay in full the outstanding
          -----
     Lessor Balance.

          sixth, the balance, if any, of such payment or amounts remaining after
          -----
     satisfaction of all the Lessee's liabilities under the respective Operative Documents shall be promptly distributed to, or as directed by, the Lessee;

and (b) with respect to repayment of the Construction Recourse Amount or the Maximum Recourse Amount, in the following order of priority:

          first, so much of such payment or amount as shall be required to
          -----
     reimburse the Collateral Agent for any tax, expense or other loss incurred by the Collateral Agent (to the extent not previously reimbursed and to the extent incurred in connection with any duties as the "Collateral Agent" under a Pledge Agreement), shall be distributed to the Collateral Agent for its own account;

          second, so much of such payments or amounts as shall be required to
          ------
     pay the Administrative Agent the amounts payable to it pursuant to any expense reimbursement or indemnification provisions of the Operative Documents, including, without limitation all amounts required to be paid pursuant to Articles IX and XIII, shall be distributed
                                     -----------     ----
     to the Administrative Agent for its own account;

          third, so much of such payments or amounts as shall be required to pay
          -----
     the Lenders on a pro rata basis in accordance with the Lender Commitment Percentage or the Lessor the amounts payable to it pursuant to any expense reimbursement or indemnification provisions of the Operative Documents, including without limitation all amounts required to be paid pursuant to Articles IX and XIII, shall be distributed to the Lenders or the Lessor, as the case may be;

          fourth, to the Lenders, on a pro rata basis in accordance with the
          ------
     Lender Commitment Percentage for application to pay in full the outstanding Loan Balance;

          fifth, to the Lessor, for application to pay in full the outstanding
          -----
     Land Lessor Balance; and

          sixth, the balance, to the Lessor, for application to pay the
          -----
     Improvement Lessor Amount;

          It is hereby acknowledged and agreed that no Related Party
Lender or an assignee of a Related Party Lender shall have any interest in the proceeds from the realization of the Collateral and such Related Party Lender shall waive all claims to such proceeds.

          SECTION 7.7 Distribution of Payments After Lease Event of Default.
                      -----------------------------------------------------

          (a)   All amounts received by the Administrative Agent during
the continuance of a Lease Event of Default, shall, except as provided in
Section 7.6, be distributed by the Administrative Agent in the following order
-----------
of priority:

          first, so much of such payment or amount as shall be required
          -----
     to reimburse the Lessor or the Lenders for any tax, expense or other loss incurred by the Lessor or the Lenders (to the extent not previously reimbursed and to the extent incurred in connection with any duties as the Lessor or the Lenders), shall be distributed to the Lessor or the Lenders on a pro rata basis in accordance with the Lender Commitment Percentage for their own account;

          second, so much of such payments or amounts as shall be required to
          ------
     pay the Administrative Agent the amounts payable to it pursuant to any expense reimbursement or indemnification provisions of the Operative Documents, including, without limitation all amounts required to be paid pursuant to Articles IX and XIII, shall be distributed to the
                 -----------     ----
     Administrative Agent for its own account;

          third, so much of such payments or amounts as shall be required to pay
          -----
     the Lenders and the Lessor the amounts payable to them pursuant to any expense reimbursement or indemnification provisions of the Operative Documents, including, without limitation all amounts required to be paid pursuant to Articles IX and XIII, shall be distributed to the Lenders on a pro rata basis in accordance with the Lender Commitment Percentage and the Lessor without priority of one over the other in accordance with the amount of such payment or payments payable to each such Person;

          fourth, subject to Section 4.3(c) and Section 7.12, to the Lenders on
          ------             --------------     ------------
     a pro rata basis in accordance with the Lender Commitment Percentage to pay in full any outstanding Loan Balance;

          fifth, to the Lessor to pay in full the Lessor Balance; and
          -----

          sixth, the balance, if any, of such payment or amounts remaining
          -----
     thereafter shall be promptly distributed to, or as directed by, the Lessee.

          (b) All payments received and amounts realized by the Administrative Agent in connection with any Casualty or Condemnation during the continuance of a Lease Event of Default shall be distributed by the Administrative Agent as follows:

               (i) in the event that the Lessor and the Lenders elect to pay all or a portion of such amounts to the Lessee for the repair of damage caused by such Casualty or Condemnation in accordance with
          Section 14.1(a) of the Master Lease, then such amounts shall be
          ---------------
          distributed to the Lessee, and

               (ii) in the event that the Lessor and the Lenders elect to apply all or a portion of such amounts to the purchase price of the related Property in accordance with Section 14.1(a) and Article XV of
                                              ---------------     ----------
          the Master Lease, then such amounts shall be distributed in accordance with clause (a).

          SECTION 7.8 Other Payments.
                      --------------

         (a)  Except as otherwise provided in Sections 7.1, 7.2, 7.3, 7.4, 7.5,
                                              ------------  ---  ---  ---  ---
     7.6, 7.7, 7.9, 7.10 and clause (b) below, any payment received by the
     ---  ---  ---  ----     ----------
     Administrative Agent for which no provision as to the application thereof is made in the Operative Documents or elsewhere in this Article VII shall
                                                             -----------
     be distributed, subject to Section 7.12, first to the Lenders on a pro rata
                                ------------
     basis in accordance with the Lender Commitment Percentage, to the extent of the obligations owed to the Lenders, and then to the Lessor.

          (b)  Except as otherwise provided in Sections 7.1, 7.2, 7.3, 7.4, 7.5,
                                               ------------  ---  ---  ---  ---
     7.6, 7.7, 7.9 and 7.10, all payments received and amounts realized by the
     ---  ---  ---     ----
     Administrative Agent on behalf of the Lenders, subject to Section 7.12, or
                                                               ------------
     the Lessor under the Master Lease, or otherwise with respect to the Property to the extent received or realized at any time after payment in full of the Loan Balance and the Lessor Balance and any other amounts due and owing to the Lenders or the Lessor, shall be remitted to the Administrative Agent and distributed forthwith by the Administrative Agent in the order of priority set forth in Section 7.7.
                                           -----------

          (c)  Except as otherwise provided in Sections 7.1 and 7.2, any payment
                                               ------------     ---
     received by the Administrative Agent for which provision as to the application thereof is made in an Operative Document but not elsewhere in this Article VII shall be distributed forthwith by the Administrative Agent
          -----------
     to the Person and for the purpose for which such payment was made in accordance with the terms of such Operative Document.

          SECTION 7.9  Casualty and Condemnation Amounts. Subject to Section
                       ---------------------------------             -------
7.7(b), any amounts payable to the Administrative Agent as a result of a
------
Casualty or Condemnation pursuant to Section 14.1 of the Master Lease and the
                                     ------------
Assignment of Lease, Rent, Construction Period Pledge Agreement and CAA shall be distributed as follows :

          (a) all amounts payable to the Lessee for the repair of damage caused by such Casualty or Condemnation in accordance with Section 14.1(a) of the
                                                         ---------------
     Master Lease shall be distributed to the Lessee, and

          (b) all amounts that are to be applied to the purchase price of the Property in accordance with Section 14.1(a) and Article XV of the Master
                                 ---------------     ----------
     Lease shall be distributed by the Lessor, subject to Section 7.12, first to
                                                          ------------
     the Lenders on a pro rata basis in accordance with the Lender Commitment Percentage, in satisfaction of the Loan Balance and then to the Lessor in satisfaction of the Lessor Balance.

          SECTION 7.10 Order of Application. To the extent any payment
                       --------------------
made to the Lenders or the Lessor pursuant to Section 7.2, 7.3, 7.4, 7.6 or 7.7
                                              -----------  ---  ---  ---    ---
is insufficient to pay in full the Loan Balance or the Lessor Balance, then each such payment shall first be applied to accrued interest then due to each Lender in the manner set forth in Section 7.1, "first", or Yield, as applicable, and
                           -----------
then to the outstanding Loan Balance pro rata in accordance with the Lender Commitment Percentage, or the Lessor Balance, as applicable, subject to the provisions of Section 7.12.
              ------------

          SECTION 7.11 Payments to Account. Unless otherwise expressly provided,
                       -------------------
including Section 7.12, all payments made pursuant to the Operative Documents
          ------------
shall be made to the Account of the Administrative Agent. The Administrative Agent shall distribute all such funds to the Lessor to its account as set forth in Schedule II and it shall distribute such funds to the Lenders to their respective accounts as notified in writing from time to time, by such Lender to the Administrative Agent.

          SECTION 7.12 Payments to Related Party Lender. Notwithstanding
                       --------------------------------
anything contained in any Operative Document to the contrary, all payments due to a Related Party Lender under this Participation Agreement, the Basic Term Loan Agreement or otherwise under any Operative Document derived or to be derived from obligations payable by the Lessee as Rent or otherwise, and whether before or after an Event of Default, shall be satisfied and remediated by a deemed transfer of value from the Lessee and the Lessor to the Related Party Lender (which the Lessor, Lessee and Related Party Lender each acknowledge is made for adequate consideration) in the amount due the Related Party Lender which amount shall be netted by the Lessee from the payment of Rent or otherwise to be made to the Lessor; it being the intent of the Lessee, the Lessor and the Related Party Lender that due to the fact that the Related Party Lender and the Lessee will either both be Palm, Inc. or Affiliates of each other, the amounts due and payable by the Lessee under the Master Lease and the other Operative Documents whether in fact paid and whether before or after a Default or an Event of Default, to the extent assigned by the Lessor under the Lender Mortgage to pay principal and/or interest on the Loans, shall be offset dollar for dollar against amounts due and payable to the Related Party Lender under the Basic Term Loan Agreement, the Lender Mortgage and the Notes issued under the Basic Term Loan Agreement.

                                 ARTICLE VIII

                                REPRESENTATIONS

          SECTION 8.1 Representations of the Participants. Each Participant
                      -----------------------------------
represents and warrants to the other Participant and the Lessee that:

          (a)  ERISA. Such Participant is not and will not be making its Loans
               -----
     or funding its Lessor Amounts hereunder, and is not performing its obligations under the Operative Documents, with the assets of an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or "plan" (as defined in Section 4975(e)(1) of the Code).

          (b)  Power and Authority. Such Participant has the requisite power and
               -------------------
     authority to enter into and perform under the Operative Documents to which it is a party.

          In addition the Lessor further represents and warrants to the Lessee that:

          (c)  Organization. The Lessor is a corporation validly organized and
               ------------
     existing and in good standing under the laws of the State of its incorporation.

          (d)  Due Authorization, Non-Contravention, etc. The execution,
               -----------------------------------------
     delivery and performance by the Lessor of this Participation Agreement and each other Operative

     Document executed or to be executed by it are within its corporate powers, have been duly authorized by all necessary corporate action, and do not:

               (i)   contravene its Constituent Documents;

               (ii) contravene any contractual restriction the contravention of which is reasonably likely to have a material adverse effect on the financial condition of the Lessor (including any covenant relating to the incurrence of indebtedness, which restrictions the Lessor hereby acknowledge are material), law or governmental regulation or court decree or order binding on or affecting it; or

               (iii) result in, or require the creation or imposition of, any Lien on any of its property (including the Property) other than as are contemplated by the Operative Documents.

         (e)   Government Approval, Regulation, etc. No authorization or
               ------------------------------------
approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person (other than in connection with the construction of the Improvements) is required for the due execution, delivery or performance by the Lessor of this Participation Agreement, or any other Operative Document to which it is a party. The Lessor is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (f)   Validity, etc. This Participation Agreement constitutes the
               -------------
legal, valid and binding obligation of the Lessor enforceable in accordance with its terms, and each Operative Document executed by the Lessor pursuant hereto will, on the due execution and delivery thereof, be the legal, valid and binding obligation of the Lessor, enforceable in accordance with its terms, subject, in each case, as to enforceability, bankruptcy, insolvency, reorganization and other similar laws affecting enforcement of creditor rights generally (insofar as any such law relates to the bankruptcy, insolvency, reorganization or similar event of the Lessor) and, as to the availability of specific performance or other injunctive relief, subject to the discretionary power of a court to deny such relief and to general equitable principles.

         (g)   Assignment. The Lessor has not assigned or transferred any of its
               ----------
right, title or interest in or under the Master Lease or the Construction Agency Agreement except in accordance with the Operative Documents.

         (h)   Chief Place of Business. The Lessor's chief place of business,
               -----------------------
chief executive office and office where the documents, accounts and records relating to the transactions contemplated by this Participation Agreement and each other Operative Document are kept is located at its address set forth in
Schedule II attached hereto.
-----------

          SECTION 8.2 Representations of the Lessee and the Guarantor. Palm,
                      -----------------------------------------------
Inc. in its capacity as the Lessee and the Guarantor represents and warrants to the Lessor and the Lenders that:

          (a)  Corporate Existence and Power. It is duly formed or incorporated
               -----------------------------
     (as the case may be), validly existing and in good standing under the laws of the jurisdiction of its formation or incorporation, and is duly qualified to do business and is in good standing as foreign corporation in the jurisdiction where the Lessee will lease the Property and where the conduct of its business requires it to so qualify. The Lessee and the Guarantor have all powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and needed to perform its obligations under this Participation Agreement and each other Operative Document to which it is a party and to own and hold under lease their properties.

          (b)  Corporate and Governmental Authorization; No Contravention. The
               ----------------------------------------------------------
     execution, delivery and performance by it of this Participation Agreement and each other Operative Document to which it is a party are within its lawful powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene any provision of Applicable Law or of its Constituent Documents, or, to its knowledge, contravene or constitute a default under any Material agreement, judgment, injunction, order, decree, Contractual Obligation, or other instrument binding upon it or result in the creation or imposition of any Lien on any asset of it(other than Permitted Property Liens). Neither the Lessee nor the Guarantor is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (c)  Binding Effect. This Participation Agreement constitutes the
               --------------
     legal, valid and binding agreement of the Lessee and the Guarantor and each of the other Operative Documents, when executed and delivered in accordance with this Participation Agreement, will constitute a valid and binding obligation of the Lessee and the Guarantor, in each case enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

          (d)  Financial Information. The audited consolidated balance sheet of
               ---------------------
     the Lessee and the Guarantor as of June 2, 2000 and the related consolidated statements of operations and cash flows for the fiscal year then ended, reported on by Deloitte & Touche, LLP and set forth in each of the Lessee's and the Guarantor's 2000 annual report on Form 10-K, a copy of which has been delivered to the Administrative Agent and the Lessor, fairly present, in conformity with GAAP, the consolidated financial position of the Lessee and the Guarantor as of such date and their consolidated results of operations and cash flows for such fiscal year.

          (e)  Litigation. There is no pending or threatened action, suit,
               ----------
     claim, dispute or proceeding to which the Lessee or the Guarantor is a party, or by which the Lessee or the Guarantor may be bound, before any court, governmental agency or arbitrator which (i) would individually or in the aggregate have a Material Adverse Effect if determined in a manner adverse to the Lessee (taking into account the reasonable likelihood of an adverse determination and the availability of contributions from other potentially responsible parties) or (ii) purports to affect this Participation Agreement or the other Operative Documents or the transactions contemplated hereby or by the Operative Documents and would individually or in the aggregate have a Material Adverse Effect if determined in a manner adverse to the Lessee or the Guarantor.

          (f)  Governmental Approvals. No Governmental Action by any
               ----------------------
     Governmental Authority having jurisdiction over the Lessee or the Guarantor, or the Land, Construction, or Improvements is required to authorize or is required in connection with (i) the execution, delivery and performance (other than in connection with construction of Improvements) by the Lessee or the Guarantor of any Operative Document to which it is a party, or (ii) the legality, validity, binding effect or enforceability against the Lessee or the Guarantor of any Operative Document to which either is a party.

          (g)  Compliance with ERISA. The Lessee and the Guarantor are in
               ---------------------
     compliance with all material provisions of ERISA, except to the extent that its failure to be in compliance is not reasonably likely to have a
         Material Adverse Effect.

          (h)  Solvency. The Lessee and the Guarantor are Solvent.
               --------

          (i)  Environmental Matters. Except as described in the Environmental
               ---------------------
     Audit delivered to the Lessor and the Administrative Agent:

               (i) there are no pending or threatened claims, complaints, notices or requests for information relating to the Property received by the Lessee with respect to any alleged violation of any Environmental Law, which may reasonably be expected to have a Material Adverse Effect on the Property, and

               (ii) there are no pending or threatened complaints, notices or inquiries to the Lessee relating to the Property regarding potential liability of the Lessee under any Environmental Law, which may reasonably be expected to have a Material Adverse Effect.

          (j)  Information Provided to Appraiser. All information and materials
               ---------------------------------
     which have been provided by the Lessee to the Appraiser in connection with the Appraisal are true and accurate in all material respects on the date as of which such information and materials are dated or certified and are not incomplete by omitting to state any fact necessary to make such information not misleading at such time in light of the circumstances under which such information was provided.

          (k)  Offer of Securities, etc. Neither the Lessee nor any Person
               ------------------------
     authorized to act on the Lessee's behalf, has, directly or indirectly, offered the Notes, the outstanding Lessor Balance or any other similar securities (the sale or offer of which would be integrated with the sale or offer of the Notes or the outstanding Lessor Balance), for sale to, or solicited any offer to acquire any of the same from, any Person other than the Participants and other "accredited investors" (as defined in Regulation D of the Securities and Exchange Commission).

          (l)  Federal Regulations. No part of the proceeds of any Advance will
               -------------------
     be used, directly or indirectly, for any purpose which violates or which would be inconsistent with, the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

          (m)  Property. The Property as improved in accordance with the
               --------
     applicable Plans and Specifications and the contemplated use thereof by the Lessee and its agents, assignees, employees, Lessee, licensees and tenants will comply with all Material Requirements of Law (including, without limitation, all zoning and land use laws and Environmental Laws and the Development Agreement, as amended as of the Documentation Date) and Material Insurance Requirements, except for such Requirements of Law as the Lessee shall be contesting in good faith by appropriate proceedings.

          (n)  Plans and Specifications. Upon Completion, the Property will have
               ------------------------
     available all Material services of public facilities and other utilities necessary for use and operation of the Property for its primary purposes including, without limitation, adequate water, gas and electrical supply, storm and sanitary sewerage facilities, telephone, other required public utilities and means of access between the Improvements and public highways for pedestrians and motor vehicles. All utilities serving the Property, or proposed to serve the Property in accordance with the Plans and Specifications, are located in, and vehicular access to the Improvements is provided by, either public rights-of-way abutting the Property or Appurtenant Rights. All Material licenses, approvals, authorizations, consents, permits (including, without limitation, building, demolition and environmental permits, licenses, approvals, authorizations and consents and any required amendment to the Development Agreement), easements and rights-of-way, including proof and dedication, required for (x) the use, treatment, storage, transport, disposal or disposition of any Hazardous Materials on, at, under or from the Property during the construction of the Improvements thereon, and (y) construction of the Improvements on the Property in accordance with the Plans and Specifications and the Construction Agency Agreement have either been obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be, or will be obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be, prior to commencing each Phase of Construction for which the foregoing are required or use and operation, as applicable and in each case all of the foregoing to the extent necessary to build or use the Property shall be assignable to the Lessor.

          (o)  Insurance. The Lessee has obtained or arranged for on behalf of
               ---------
     the Lessor insurance coverage covering the Property which meets the requirements of the Construction Agency Agreement, and such coverage is in full force and effect. The Lessee carries insurance with reputable insurers in respect of the Property and its material assets, in such manner, in such amounts and against such risks as is customarily maintained by the Lessee and its Affiliates that own or operate similar properties.

          (p)  Flood Hazard Areas. Except as otherwise identified on the
               ------------------
     applicable survey delivered pursuant to Section 6.1(m), no portion of the
                                             -------------
     Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency. If any part of the Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, then flood insurance has been arranged for by the Construction Agent on behalf of the Lessor for the Property in accordance with the National Flood Insurance Act of 1968, as amended.

          (q)  Offset. No right of offset will exist with respect to any Rent or
               ------
     other sums payable under the Master Lease other than (i) the Lessee's right of offset for Deposit Taker Losses during the Basic Lease Term and (ii) as provided for pursuant to Section 7.12 hereof.
                              ------------

          (r)  Land Lease. The representatives and warranties made under the
               ----------
     Land Lease are true and correct in all material respects and no Lease Default or Lease Event of Default (as such terms are defined in the Land Lease) has occurred or is continuing.

          (s)  Default/Event of Default. No Default or Event of Default has
               ------------------------
occurred or is continuing.

          SECTION 8.3 Representations of the Lessee and the Guarantor with
                      ----------------------------------------------------
Respect to Each Funding Date. Each of the Lessee and Guarantor represents and
----------------------------
warrants to the Lessor and the Lenders as of each Funding Date as follows:

          (a)  Representations and Warranties. The representations and
               ------------------------------
     warranties of the Lessee and the Guarantor set forth in the Operative Documents (including those in Section 8.2) are true and correct on and as
                                   -----------
     of such Funding Date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date. Each of the Lessee and the Guarantor is in compliance with its obligations under the Operative Documents and there exists no Default or Event of Default. No Default or Event of Default will occur as a result of, or after giving effect to, the Advance requested by the Funding Request on such Funding Date.

          (b)  Improvements. The Construction of the Improvements to date has
               ------------
     been performed in a good and workmanlike manner, substantially in accordance with the applicable Plans and Specifications and in compliance with all Insurance Requirements and Requirements of Law.

          (c)  Liens. The Lessee has not permitted any Liens to be placed
               -----
     against the Property other than Permitted Property Liens.

          (d)  Advance. The amount of the Advance requested represents amounts
               -------
     owed by the Construction Agent in respect of Construction Costs and Land Costs incurred prior to the date of such Advance and for which the Construction Agent has not previously been reimbursed by an Advance. Based upon the Improvements Budget, after the making of the relevant Advance, the anticipated Construction Costs to be incurred to Completion shall be less than the Available Commitment. With respect to each Advance, the conditions precedent to the making of each such Advance and the related Lessor Amounts and Loans set forth in Article VI have been satisfied.
                            ----------

          (e)  No Material Adverse Change. Since the date of the financial
               --------------------------
     statements described in clause (d) of Section 8.2, there has been no
                                           -----------
     material adverse change in the financial condition or results of operations of the Lessee or the Guarantor, and no event or occurrence has transpired which is reasonably likely to have a Material Adverse Effect.

                                  ARTICLE IX

                          PAYMENT OF CERTAIN EXPENSES

          The Lessee agrees, for the benefit of the Lessor and the Lenders, that:

          SECTION 9.1 Transaction Expenses.
                      --------------------

          (a) Subject to the terms hereof, Transaction Expenses in respect of the Documentation Date and each other Funding Date relating to Land Costs and Construction Costs shall be paid from the proceeds of Advances or otherwise; provided, that the Lessee has received written invoices therefor. Each such
--------  ----
invoice received not less than ten (10) days prior to a Funding Date shall be paid on such Funding Date.

          (b) The Lessee shall pay or cause to be paid (i) all Transaction Expenses incurred by the Lessor, the Administrative Agent or the Lenders in entering into any future amendments or supplements with respect to any of the Operative Documents, whether or not such amendments or supplements are ultimately entered into, or giving of waivers of consents hereto or thereto,
(ii) all Transaction Expenses incurred by the Lessor, the Administrative Agent or the Lenders in connection with Construction by the Lessee or the Construction Agent, respectively or other Person pursuant to Articles XVIII and XXI of the Master Lease and (iii) all Transaction Expenses incurred by any of the other parties hereto in respect of enforcement of any of their rights or remedies against the Lessee or any other Affiliate of the Lessee in respect of the Operative Documents.

          SECTION 9.2 Brokers' Fees and Stamp Taxes. The Lessee shall pay during
                      -----------------------------
the Basic Lease Term, or during the Construction Period, cause to be paid, from the proceeds of the Advances or otherwise any brokers' fees and any and all stamp, transfer and other similar taxes, fees and excises, if any, including any interest and penalties, which are payable in connection with the transactions contemplated by this Participation Agreement and the other Operative Documents.

          SECTION 9.3 Basic Term Loan Agreement and Related Obligations. With
                      -------------------------------------------------
respect to the Completed Property, the Lessee will pay, without duplication of any other obligation of the Lessee to pay any such amounts under the Operative Documents, before the due date thereof, all costs, expenses and other amounts (other than principal and interest on the Loans which are payable to the extent otherwise required by the Operative Documents) required to be paid by the Lessor under the Basic Term Pledge Agreement and the Basic Term Loan Agreement subject to Section 7.12.
   ------------

                                   ARTICLE X

                        OTHER COVENANTS AND AGREEMENTS

          SECTION 10.1 Affirmative Covenants of the Lessee and the Guarantor.
                       -----------------------------------------------------
Until all Commitments have terminated and all Obligations have been paid and performed in full, Palm, Inc., in its capacity as the Lessee and the Guarantor, hereby agrees that:

          (a)  Financial Information, Reports, Notices, etc. The Lessee and the
               --------------------------------------------
     Guarantor will furnish, or will cause to be furnished, to each of the Lessor and the Administrative Agent copies of the following financial statements, reports, notices and information:

               (i) as soon as available and in any event within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Lessee and the Guarantor, consolidated balance sheets of the Lessee and Guarantor as of the end of such Fiscal Quarter and consolidated statements of earnings and cash flow of the

     Lessee and Guarantor for such Fiscal Quarter, certified by a Financial Officer of the Lessee and Guarantor;

         (ii) as soon as available and in any event within ninety (90) days after the end of each Fiscal Year of the Lessee and the Guarantor, consolidated balance sheets of the Lessee and the Guarantor as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of the Lessee and the Guarantor for such Fiscal Year, in each case certified (without any Impermissible Qualification) by Deloitte & Touche LLP or any other nationally recognized public accounting firm;

         (iii) together with each delivery of financial statements of the Lessee, the Guarantor and its Subsidiaries pursuant to clause (i) or (ii)
                                                            ----------    ----
     above, (x) a certificate of a Responsible Officer's Certificate stating that the signer thereof has reviewed the terms of this Participation Agreement, the Master Lease and the Construction Agency Agreement and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of the Lessee and the Guarantor during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer does not have knowledge of the existence as of the date of such certificate, of any condition or event which constitutes a Lease Default, Construction Agency Agreement Default, Lease Event of Default or Construction Agency Agreement Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Lessee or the Guarantor has taken, is taking and proposes to take with respect thereto;

         (iv) promptly after the occurrence of each Default of which a Responsible Officer has knowledge, provide a statement of a Responsible Officer setting forth details of such Default and the action which the Lessee has taken and proposes to take with respect thereto;

         (v) promptly after the sending or filing thereof, copies of all reports on Form 8-K which the Lessee and the Guarantor file with the SEC;

         (vi) immediately upon becoming aware of the institution of any steps by the Lessee or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Lessee furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Lessee of any material liability, fine or penalty, notice thereof and copies of all documentation relating thereto; and

               (vii) such other publicly available information respecting the business, properties, condition or operations, financial or otherwise, of the Lessee and the Guarantor (including documentation relating to any event referred to in the clause (v)), or regarding the Property,
                                       -----------
          in each case, as the Lessor or Administrative Agent may from time to time reasonably request.

          (b)  Compliance with Laws, etc. The Lessee and the Guarantor will
               --------------------------
     comply in all material respects with all Applicable Laws, rules, regulations and orders (including without limitation Environmental Laws and ERISA and the rules and regulations thereunder) except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. The Lessee and the Guarantor will maintain and preserve (A) its corporate existence and (B) its qualification as a foreign corporation in
     (x) the State of California and (y) each jurisdiction in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect, and will maintain all governmental licenses, approvals, authorizations and consents necessary for the conduct of its business (except where the failure to maintain such governmental licenses, approvals, authorizations and consents could not reasonable be expected to have a Material Adverse Effect).

          (c)  Payment of Taxes. The Lessee and the Guarantor will pay, before
               ----------------
     the same become delinquent, all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves, if any, in accordance with GAAP shall have been set aside on its books.

          (d)  Maintenance of Properties. The Lessee and the Guarantor will
               -------------------------
     maintain, preserve, protect and keep its properties in good repair, working order and condition (ordinary wear and tear excepted), and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

          (e)  Insurance. During the Lease Term, the Lessee will maintain all
               ---------
     insurance required under the Construction Agency Agreement and the Master Lease. The Lessee shall furnish to the Lessor or the Administrative Agent, upon request of the Lessor or the Administrative Agent, information presented in reasonable detail as to the insurance so carried.

          (f)  Books and Records; Visitation. The Lessee and the Guarantor will
               -----------------------------
     keep proper books of record and account as are necessary to prepare consolidated financial statements in accordance with GAAP, in which full and correct entries shall be made of all financial transactions and the assets and business of the Lessee in accordance with GAAP. If an Event of Default has occurred and is continuing, at any reasonable time during normal business hours and upon reasonable prior notice, the Lessee shall permit the Lessor or the Administrative Agent or any agents or representatives thereof (other than a Competitor) to examine the books and records of the Lessee and the Guarantor and make copies of and abstracts from the records and books of account of, and visit the properties of, the Lessee and the Guarantor, and to discuss the affairs, finances and accounts of the Lessee and the Guarantor with any of its officers and directors and with independent public accountants. The Lessor and the Administrative Agent will give prior notice to the Lessee and the Guarantor of any such discussion with such accountants and will afford the Lessee and the Guarantor the opportunity to participate therein.

                  (g) Use of Proceeds. The Lessee shall cause the Construction
                      ---------------
         Agent to use the proceeds of the Advances only as contemplated by this Participation Agreement and the other Operative Documents.

                  (h) Further Assurances. The Lessee and the Guarantor shall
                      ------------------
         take or cause to be taken from time to time all action reasonably necessary to assure that the intent of the parties pursuant to the Operative Documents is given effect as contemplated by Section 25.1 of
                                                                ------------
         the Master Lease, and that the Lessor holds a perfected Lien on the Property securing the Loans and interest thereon. The Lessee or the Guarantor shall execute and deliver, or cause to be executed and delivered, to the Administrative Agent and the Lessor from time to time, promptly upon request therefor, any and all other and further instruments (including the Basic Term Loan Agreement, correction instruments and supplemental mortgages and security agreements, as appropriate) that may be reasonably requested by the Administrative Agent or the Lessor to cure any deficiency in the execution and delivery of this Participation Agreement or any other Operative Document to which it is a party.

                  (i) Purchase by Related Party Lender. (A) The Lessee shall
                      --------------------------------
         have the option on the Completion Date to elect to cause a Related Party Lender to purchase as provided herein all of the outstanding Loan Balance and the Lessee shall exercise such option by delivering an irrevocable notice of exercise to the Lessor at least sixty (60) days prior to the Completion Date. After such election, the Related Party Lender shall purchase on the Completion Date, all but not less than all of the Loan Balance for such Property by payment in immediately available funds to the account of the Administrative Agent on behalf of each Lender, on such date, of an amount equal to the sum of the outstanding principal amount of Loans, the accrued and unpaid interest thereon to such date, together with Break Costs related thereto, if any, and any other amounts due and owing to the Lenders with respect to such Loans (the "Loan Purchase Price") and (B) in the event that the
                          -------------------
         Lessee exercises its rights during the Construction Period to purchase a Release Parcel under Section 18.1 of the Master Lease, the Lessee
                                ------------
         shall be required to cause a Related Party Lender to purchase as provided herein all of the outstanding Loan Balance for the Loan Purchase Price on the Completion Date.

          If (B) above shall not apply, then in the event that such option is not exercised by the Lessee or the purchase of the Loans is not consummated on the Completion Date, the Syndication Agent shall syndicate all or a portion of the Loans made or to be made pursuant to the Basic Term Loan Agreement and shall, upon written notice by the relevant Lender of its intention to sell all or a portion of its Loan pursuant to the provisions hereof, be entitled, without the consent of the Lessee, to add to or change the affirmative and negative covenants set forth herein, change the manner in which the Collateral is held (allowing, among other things, the Collateral to be held by the Lenders and the Other Lenders) and change the method, amount and rates at which Basic Rent shall be determined as the Lessor and the Required Lenders, acting in their sole discretion, shall deem to be appropriate, considered in light of market conditions and the Lessee's financial condition and prospects at the time of syndication, in order to ensure a successful syndication of the Loans; provided, that, (i)
                                                            --------  ----
     the Lessor Margin shall not be increased, (ii) the Loan Margin with respect to Loans held by the new Tranche A Lender shall be set forth in the Note belonging to such new Tranche A Lender and (iii) the Loan Margin with respect to the Loans held by the new Tranche B Lender (or in the event that the Tranche B Lender after the Completion Date continues to hold such Tranche B Loan) shall be increased to 100 basis points on the Completion Date. Lessee hereby agrees to be bound by such changes and shall execute and deliver amendments to the Operative Documents effecting such changes and agrees to pay all expenses and upfront fees incurred by the Syndication Agent, the Administrative Agent, the Lenders and the Lessor in connection with the syndication of such Loans.

          If the Related Party Lender has not purchased the Loans on the Completion Date, at any time after the Completion Date but prior to the Syndication Date, the Related Party Lender shall have the option to purchase all but not less than all of the Loan Balance for the Loan Purchase Price.

          Upon receipt of the Loan Purchase Price, the Lenders shall transfer on the date of receipt all of their respective right, title and interest in such Loans, subject to the terms of the Operative Documents, to the Related Party Lender and the Related Party Lender and such Lenders shall each enter into the Related Party Lender Note Assignment and Acceptance Agreement and the Lessee, Lessor and Related Party Lender shall enter into the Basic Term Loan Agreement.

          SECTION 10.2 Negative Covenants of the Lessee and the Guarantor.
                       --------------------------------------------------
Until all Commitments have terminated and all Obligations have been paid and performed in full, the Lessee and the Guarantor hereby agree that:

          (a) Consolidated Tangible Net Worth. Neither the Lessee nor the
              -------------------------------
Guarantor will permit its Consolidated Tangible Net Worth, as at the end of any Fiscal Quarter, to be less than $600,000,000.

          (b) Consolidated Fixed Charge Coverage Ratio. Neither the Lessee nor
              ----------------------------------------
the Guarantor will permit the Consolidated Fixed Charge Coverage Ratio, as at the end of any four consecutive Fiscal Quarters, to be less than 2:00 to 1:00.

          (c) Mergers, Etc. Neither the Lessee nor the Guarantor shall without
              ------------
the consent of the Lessor and the Required Lenders:

              (i) Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any part of its assets whether now owned or hereafter acquired), or liquidate or apply to be wound up or dissolved, unless (1) (a) the entity surviving such merger or consolidation, or the beneficiary of such sale, transfer, lease or disposal, shall assume the obligations of the Lessee or the Guarantor under the Operative Documents in a form reasonably satisfactory to the Lessor and the Required Lenders; and (b) both before and immediately after giving effect to such transaction, no Lease Default or Lease Event of Default has occurred and is continuing; and (c) immediately after giving effect to such transaction, the Lessor and the Required Lenders shall be satisfied that such entity or transferee shall have a credit rating equally as high as the Lessee or the Guarantor immediately before such transaction or (2) the Lessee or the Guarantor is the surviving entity, and provided further, that the Lessee or the Guarantor certifies to the veracity of either clause (1) or (2) by a certificate from a Responsible Officer;

              (ii) Modify or amend any of its Constituent Documents if doing so would prevent or interfere with (i) the day to day business operation or management of the Lessee, (ii) the ability of the Lessee to perform its obligations under the Operative Documents or (iii) any rights or remedies of the Lessor, the Administrative Agent and/or the Lenders under any of the Operative Documents; or

              (iii) Conduct business in any other name.

Notwithstanding the above, the foregoing shall not prevent the Lessee or the Guarantor from engaging in mergers or consolidations without obtaining consent, wherein a Change of Control has not occurred as a result of such merger or consolidation.

          SECTION 10.3 Covenants of the Participants and the Lessor. Each of the
                       --------------------------------------------
Participants hereby agrees that so long as this Participation Agreement is in effect it:

              (i) will not create, incur, assume or suffer to exist any Lessor Lien attributable to such Participant upon the Master Lease or the Property (other than as contemplated by any of the Operative Documents); and

              (ii) will remove any Lessor Lien created or incurred by it and remove any Lessor Lien attributable to it upon the Master Lease or the Property (other than the Lessor Mortgage and such other Liens as are contemplated by any of the Operative Documents).

                                  ARTICLE XI

                  LESSEE DIRECTIONS; CERTAIN RIGHTS OF LESSEE

              SECTION 11.1 Lessee Directions. The Lessor and each of the Lenders
                           -----------------
hereby agree that, so long as no Lease Default or Lease Event of Default exists, the Lessee shall have the exclusive right to exercise any right of the Lessor under the applicable Participation Agreement upon not less than ten (10) Business Days' prior written notice from the Lessee to the Lessor, unless the Lessor objects to such exercise within five (5) Business Days of receipt of such notice.

              SECTION 11.2 Extension of Maturity Date and Expiration Date. Upon
                           ----------------------------------------------
terms to be mutually agreed upon and subject to the availability of refinancing and in the sole discretion of the Lessee and each Participant, the Lessee and such Participants may agree to extend the term of the Lease and any such extension pursuant to this Section 11.2 shall automatically extend the Maturity
                           ------------
Date of the Loans to the newly extended Lease expiration date. Not later than twelve (12) months prior to the expiration of the Basic Lease Term or the giving of notice of election of the Remarketing Option, the Lessee may by written notice to the Participants request the aforementioned extension. The Participants will endeavor to respond to such written request within forty-five
(45) days of the receipt thereof, but any failure to respond affirmatively within ninety (90) days of the receipt of such written request shall be deemed a rejection thereof without requiring any further action by any Participant.

                                  ARTICLE XII

                     TRANSFERS OF PARTICIPANTS' INTERESTS

          SECTION 12.1 Assignments. (a) Any Participant, with prior written
                       -----------
notice to the Lessee and without the consent of any Person, subject to and in accordance with the terms and conditions of the Loan Agreements, (i) may assign and delegate all or any portion of its rights and obligations hereunder and under the other Operative Documents to any of its Affiliates or to any financial institution selected as a replacement Participant pursuant to Section 13.9 or
                                                              ------------
13.11; (ii) may assign and pledge all or any portion of the Notes held by it to
-----
any Federal Reserve Bank, the United States Treasury or to any other financial institution as collateral security pursuant to Regulation A of the F.R.S. Board and any operating circular issued by the Federal Reserve System and/or the Federal Reserve Bank or otherwise; (iii) on or after the Completion Date, each Lender may assign its Loan

Balance to a Related Party Lender; (iv) may assign a portion of the Tranche A Loan and the related Tranche A Loan Commitment to a Tranche B Lender in accordance with Section 10.1 of the Construction Period Loan Agreement and (v)
                ------------
if in connection with the occurrence of the Completion Date, the Lessee does not cause a Related Party Lender to purchase the Loan Balance, each Lender may assign or participate its interest in its Loan Balance and related Notes to one or more financial institutions, subject to the conditions of Section 10.1(i).
                                                             ---------------
Notwithstanding the previous sentence, any Tranche B Lender with the consent of the Lessee (not to be unreasonably withheld or delayed), subject to and in accordance with the terms of the Construction Period Loan Agreement or the Basic Term Loan Agreement, as applicable, may assign any or all of its Loan Balance and its Notes to one or more banks or other financial institutions.

          (b) Upon execution, delivery, acceptance and recordation of any Assignment and Acceptance substantially in the form of Exhibit B to the
                                                            ---------
     Construction Period Loan Agreement, such Assignment and Acceptance shall be deemed to amend this Participation Agreement and the other Operative Documents to the extent, and only to the extent, necessary to (i) reflect the addition of Tranche B Lenders, (ii) release the Tranche A Lender thereunder from its rights and obligations set forth in the Assignment and Acceptance and (iii) set forth the revised Commitments reflecting the new Tranche A Loan Commitment and the Tranche B Loan Commitments. The Administrative Agent shall upon registration of such Assignment and Acceptance in the Register, update Schedule I and Schedule II to reflect
                                        ----------     -----------
     the changes thereto resulting from such assignment, which updated Schedule
                                                                       --------
     I shall list, with respect to the Tranche A Lender and the Tranche B
     -
     Lenders, each Lender's respective portion of the Lender Land Commitment, Lender Improvement Commitment, Land Advance Percentage and Improvement Advance Percentage, and which updated Schedule II shall list, with respect
                                           -----------
     to the Tranche B Lenders such Lender's address for service of notice and funding office.

          SECTION 12.2 Participations. The Participants may sell participation
                       --------------
interests in all or a portion of its rights and obligations under this Participation Agreement or the other Operative Documents (including, without limitation, all or a portion of the Rent owing to it); provided, however, that
                                                       --------  -------
(i) the Lessee shall continue to deal solely and directly with the Participant and the Participant shall remain liable to the Lessee in connection with the Participant's rights and obligations under this Participation Agreement and the other Operative Documents to which it is a party and (ii) the Participant shall retain the sole right and responsibility to enforce the obligations of the Lessee relating to this Participation Agreement, the Lease and the other Operative Documents. Notwithstanding any assignment pursuant to Section 12.1
                                                                ------------
hereof or any transfer of a participation interest pursuant to this Section
                                                                    -------
12.2, the Collateral shall continue to be held by the Collateral Agent, unless
----
the Lessee has provided its written consent for any other party to hold all or any portion of the Collateral; provided, however, that no Default or Event of
                               --------  -------
Default shall occur or be continuing at the time of such consent.

                                 ARTICLE XIII

                                INDEMNIFICATION

          SECTION 13.1 General Indemnification. The Lessee, whether or not any
                       -----------------------
of the transactions contemplated hereby shall be consummated, agrees to assume liability for, and to indemnify, protect, defend, save and keep harmless each Indemnitee, on an After Tax Basis, from and against, any and all Claims that may be imposed on, incurred by or asserted against such Indemnitee (whether because of action or omission by such Indemnitee or otherwise), as to Property leased by it in any way relating to or arising out of:

          (a) any of the Operative Documents or any of the transactions contemplated thereby (including syndication of the Loans as contemplated herein and in the other Operative Documents), and any amendment, modification or waiver in respect thereof;

          (b) the Property or any part thereof or interest therein;

          (c) the purchase, design, construction, preparation, installation, inspection, delivery, nondelivery, acceptance, rejection, ownership, management, possession, operation, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, transfer of title, redelivery, use, financing, refinancing, disposition, operation, condition, sale (including, without limitation, any sale pursuant to Section 16.2(c) or 16.2(e) of the Master Lease or any sale
                      ---------------    -------
     pursuant to Article V, XVIII or XX of the Master Lease), return or other
                 ---------  -----    --
     disposition of all or any part or any interest in the Land and/or Improvements or the imposition of any Lien (or incurring of any liability to refund or pay over any amount as a result of any Lien) thereon, including, without limitation: (1) Claims or penalties arising from any violation of law or in tort (on the basis of strict liability or otherwise), (2) latent or other defects, whether or not discoverable, (3) any Claim based upon a violation or alleged violation of the terms of any restriction, easement, condition or covenant or other matter affecting title to any of the Property, (4) the making of any Modifications in violation of any standards imposed by any insurance policies required to be maintained by the Lessee pursuant to the Master Lease and Construction Agency Agreement which are in effect at any time with respect to any of the Property or any part thereof, (5) any Claim for patent, trademark or copyright infringement, and (6) Claims arising from any public improvements with respect to the Property resulting in any change or special assessments being levied against any Property or any plans to widen, modify or realign any street or highway adjacent to any of the Properties, or any Claim for utility "tap-in" fees;

          (d) the breach by the Lessee of any covenant, representation or warranty made by it or deemed made by it in any Operative Document or any certificate required to be delivered by any Operative Document;

          (e) the retaining or employment of any broker, finder or financial advisor by the Lessee to act on its behalf in connection with this Participation Agreement or any other Operative Document or pursuant to the acquisition of the Property pursuant to this Participation Agreement or any other Operative Document;

          (f) the existence of any Lien on or with respect to the Property, the Improvements, any Basic Rent or Supplemental Rent, title thereto, or any interest therein including any Liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of the Property or by reason of labor or materials furnished or claimed to have been furnished to the Lessee, or any of its contractors or agents or by reason of the financing of any personalty or equipment purchased or leased by the Lessee or Modifications constructed by the Lessee, except Lessor Liens and Liens in favor of the Administrative Agent, the Lenders and/or the Lessor; or

          (g) the transactions contemplated by the Lease or by any other Operative Document, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA and any prohibited transaction described in
     Section 4975(c) of the Code;

          (h) Lessor's indemnification of the Collateral Agent pursuant to
     Section 5.9 of the Construction Period Security and Control Agreement.
     -----------

provided, however, that the Lessee shall not be required to indemnify any
--------  -------
Indemnitee under this Section 13.1 for any of the following: (1) any Claim to
                      ------------
the extent resulting from the willful misconduct or gross negligence of such Indemnitee or (2) any Claim resulting from Lessor Liens which the Lessor or the Administrative Agent is responsible for discharging under the Operative Documents.

          Each Indemnitee shall, at the expense of the Lessee, supply the Lessee with such information and documents reasonably requested by the Lessee as are necessary or advisable for the Lessee to defend in any action, suit or proceeding to the extent permitted by Section 13.1. The Lessee and each
                                      ------------
Indemnitee agree to give each other prompt written notice of any Claim hereby indemnified against but the giving of any such notice by an Indemnitee shall not be a condition to the Lessee's obligations under this Section 13.1.
                                                      ------------

          Without limiting the express rights of the Indemnitees under this
Section 13.1, this Section 13.1 shall be construed as an indemnity only and not
------------       ------------
a guaranty of the residual value of the Property or as a guaranty of the Loan Balance and Lessor Balance.

          SECTION 13.2 End of Term Indemnity.
                       ---------------------

          (a) If the Lessee elects the Remarketing Option and the proposed remarketing transaction does not result in Gross Remarketing Proceeds sufficient to pay the Lease Balance, then prior to the Expiration Date and as a condition to the Lessee's right to complete the remarketing of the Property pursuant to Section 20.1 of the Master
                                                     ------------
Lease, the Lessee shall cause to be delivered to the Lessor at least thirty (30) days prior to the Expiration Date, at the Lessee's sole cost and expense, a report from the Appraiser in form and substance satisfactory to the Lessor and the Administrative Agent (the "End of the Term Report") which shall state the
                               ----------------------
Appraiser's conclusions as to the reason for any decline in the Fair Market Sales Value of the Property from that anticipated for such date in the original Appraisal for the Property.

          (b) If the Lessee elects the Remarketing Option then on or prior to the Expiration Date, the Lessee shall pay to the Administrative Agent an amount (together with amounts payable under Section 13.2(c), not to exceed the
                                     ---------------
Shortfall Amount) equal to the portion of the Shortfall Amount that the End of the Term Report demonstrates was the result of a decline in the Fair Market Sales Value of the applicable Property due to:

              (i) use contrary to the limitations imposed by the Lease, failure to maintain, to repair, to restore, to rebuild or to replace, failure to comply with all applicable laws, or

              (ii) any Modification made to, or any rebuilding of, the applicable Property or any part thereof by the Lessee not consented to by the Lessor, or

              (iii) the existence of any Hazardous Activity, Hazardous Materials or Environmental Violations, the indemnity for which shall not exceed the cost of the remediation thereof, or

              (iv)  any grant, release, dedication, transfer, annexation or amendment made pursuant to Section 11.2 of the Master Lease but not
                                     ------------
          consented to by the Lessor.

          (c) In addition to the foregoing and not in limitation of the other provisions hereof, including the provisions of this Article XIII, in the
                                                          ------------
event that with respect to the Property all of the structural Modifications, restoration and rebuilding of such Property, if any, pursuant to Section 10.1
                                                                 ------------
and 14.1 (as the case may be) of the Master Lease shall not have been completed
    ----
in accordance with the provisions of such Section(s) prior to the Expiration Date, then the report from the Appraiser shall state the Appraiser's opinion as to the amount determined by subtracting the Fair Market Sales Value of the Property given the state and condition of non-completion of such structural Modifications, restoration and rebuilding of the Property; and giving effect to scheduled and funded construction to the Expiration Date from the Appraiser's determination of the Fair Market Sales Value of the Property as if such structural Modifications, restoration and rebuilding had been completed (such difference in amount being referred to herein as the "Property Completion
                                                      -------------------
Differential"), and the Lessee shall on the Expiration Date pay to the
------------
Administrative Agent the amount of any Property Completion Differential for the Property, and which amount, together with amounts payable under Section
                                                                    -------
13.2(b), shall in no event exceed the Shortfall Amount.
------

                  The matters giving rise to the Lessee's obligation to make a payment under this Section 13.2 are exclusive and are intended to expressly
                   ------------
exclude loss attributable to ordinary wear and tear and adverse market conditions. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under the Lease or any other Operative Document.

                  SECTION 13.3 Environmental Indemnity. Without limitation of
                               -----------------------
the other provisions of this Article XIII, the Lessee hereby agrees to
                             ------------
indemnify, hold harmless and defend each Indemnitee from and against any and all claims (including, without limitation, third party claims for personal injury or real or personal property damage), losses (including, but not limited to, to the extent the Lease Balance has not been fully paid, any loss of value of the Property), damages, liabilities, fines, penalties, charges, administrative and judicial proceedings (including informal proceedings) and orders, judgments, remedial action, requirements, enforcement actions of any kind, and all reasonable and documented costs and expenses incurred in connection therewith (including, but not limited to, reasonable and documented attorneys' and/or paralegals' fees and expenses), including, but not limited to, all costs incurred in connection with any investigation or monitoring of site conditions or any clean-up, remedial, removal or restoration work by any federal, state or local government agency, arising in whole or in part, out of

                  (a) the presence on or under the Property of any Hazardous Materials, or any Releases or discharges of any Hazardous Materials on, under, from or onto any of the Property,

                  (b) any activity, including, without limitation, construction, carried on or undertaken on or off the Property, and whether by the Lessee or any predecessor in title or any employees, agents, contractors or subcontractors of the Lessee or any predecessor in title, or any other Persons (including such Indemnitee), in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials that at any time are located or present on or under or that at any time migrate, flow, percolate, diffuse or in any way move onto or under the Property,

                  (c) loss of or damage to any property or the environment (including, without limitation, clean-up costs, response costs, remediation and removal costs, costs of corrective action, costs of financial assurance, fines and penalties and natural resource damages), or death or injury to any Person, and all expenses associated with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required by or under Hazardous Materials Laws,

                  (d) any claim concerning lack of compliance with Hazardous Materials Laws, or any act or omission causing an environmental condition that requires remediation or would allow any Governmental Authority to record a Lien on the land records, or

                  (e) any residual contamination on or under any of the Land, or affecting any natural resources, and to any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances;

provided, however, that the Lessee shall not be required to indemnify any
--------  -------
Indemnitee under this Section 13.3 for any Claim to the extent resulting from
                      ------------
the willful misconduct or gross negligence of such Indemnitee. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under the Lease or any other Operative Document.

                  SECTION 13.4 Proceedings in Respect of Claims. Any amount
                               --------------------------------
payable to an Indemnitee pursuant to Section 13.1 or 13.3 shall be paid to such
                                     ------------    ----
Indemnitee promptly upon receipt of a written demand therefor from such Indemnitee, accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable.

                  SECTION 13.5 General Tax Indemnity.
                               ---------------------

                  (a)  Indemnification. (i) The Lessee shall pay and assume
                       ---------------
liability for, and does hereby agree to indemnify, protect and defend the Property and all Tax Indemnitees, and hold them harmless against, all Impositions on an After Tax Basis.

                  (ii) All payments to or for the benefit of any Tax Indemnitee under the Lease and/or the other Operative Documents (including without limitation, payments of Supplemental Rent and Basic Rent under the Master Lease, payments of principal and interest under the Loans and payments of Yield to the Lessor), shall be made free and clear of and without deduction for any and all present or future Impositions. If the Lessee and any Tax Indemnitee or any other Person ("Applicable Payor")
                                                             ----------------
         shall be required by law to deduct any Impositions from or in respect of any amounts payable under the Lease or any other Operative Document to or for the benefit of the any Tax Indemnitee ("Applicable Payee"),
                                                           ----------------
         (A) the amounts payable by such Applicable Payor (as rent, interest or otherwise) shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 13.5(a)(ii)) the Applicable
                                            ------------------
         Payee shall receive an amount equal to the sum it would have received had no such deductions been made, (B) the Applicable Payor shall make such deductions and (C) the Applicable Payor shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with all Applicable Laws. The Lessee will indemnify each Tax Indemnitee on demand for the full amount of any sums paid or owed by such Tax Indemnitee pursuant to the second sentence of this Section
                                                                     -------
         13.5(a)(ii) on an After Tax Basis and any liability the Tax Indemnitee
         ----------
         may incur or be required to pay.

                  (iii)  Subject to the terms of Section 13.5(b), the Lessee
                                                 --------------
         shall pay or cause to be paid all Impositions directly to the taxing authorities where feasible and otherwise to the Tax Indemnitee, as appropriate, and the Lessee shall at its own expense, upon such Tax Indemnitee's reasonable request, furnish to such Tax Indemnitee copies of official receipts or other satisfactory proof evidencing such payment.

                  (iv) In the case of Impositions for which no contest is conducted pursuant to Section 13.5(b) and which the Lessee pays
                               --------------
         directly to the taxing authorities, the Lessee shall pay such Impositions (together with any interest thereon) prior to the latest time permitted by the relevant taxing authority for timely payment (other then in the case of withholding taxes, which shall be paid immediately). In the case of Impositions for which the Lessee reimburses a Tax Indemnitee, the Lessee shall do so (together with any interest thereon) within twenty (20) days after receipt by the Lessee of demand by such Tax Indemnitee describing in reasonable detail the nature of the Impositions and the basis for the demand (including the computation of the amount payable and interest thereon), but in no event shall the Lessee be required to pay such reimbursement prior to fifteen (15) days before the latest time permitted by the relevant taxing authority for timely payment. In the case of Impositions for which a contest is conducted pursuant to Section 13.5(b), the Lessee
                                                  --------------
         shall pay such Impositions or reimburse such Tax Indemnitee for such Impositions, to the extent not previously paid or reimbursed pursuant to subsection (i), prior to the latest time permitted by the relevant taxing authority for timely payment after conclusion of all contests under Section 13.5(b) unless payment shall be required before
               --------------
         commencement of such contest, in which case the Lessee shall pay such Impositions or reimburse the Tax Indemnitee for such Impositions prior to the latest time permitted by the relevant taxing authority for timely payment prior to commencement of such contest.

                  (v) Impositions imposed for a billing period during which the Lease expires or terminates (unless the Lessee has exercised the Purchase Option) shall be adjusted and prorated on a daily basis between the Lessee and the Lessor, whether or not such Imposition is imposed before or after such expiration or termination and each party shall pay or reimburse the other for each party's pro rata share thereof.

                  (vi) The determination of all Impositions to be paid or indemnified against by the Lessee under this Section 13.5(a) on an
                                                      --------------
         After Tax Basis shall be made (in good faith) by Tax Indemnitee. Such determination shall state with reasonable clarity and detail the basis for such determination and shall, absent manifest error, be final and conclusive and binding on the Lessee. In no event shall the Lessee in connection with this Section 13.5(a) or for any other
                              --------------
         purpose whatsoever under any Operative Document have any right to examine any Tax return or related books and records of any Tax Indemnitee.

                  (vii) As between the Lessee and any Tax Indemnitee, the Lessee shall be responsible for, and the Lessee shall indemnify and hold harmless the Tax Indemnitee (without duplication of any indemnification required by subsection (a)) on an After Tax Basis against, any obligation for United States withholding taxes imposed in respect of payments under the Operative Documents to the extent, but only to the extent, the Tax Indemnitee has actually paid funds to a taxing authority with respect to such withholding taxes (and, if the Tax Indemnitee receives a demand for such payment from any taxing authority, the Lessee shall discharge such demand on behalf of the Tax Indemnitee). Notwithstanding anything in the Operative Documents to the contrary, the Lessee shall pay the Lessor an amount which, on an After Tax Basis, shall be sufficient to allow the Lessor to fulfill its obligations to make scheduled payments of principal and interest under the Loan Agreements and receive the Yield on the Lessor Amount.

                  (b)    Contests. If any claim shall be made against any Tax
                         --------
Indemnitee or if any proceeding shall be commenced against any Tax Indemnitee (including a written notice of such proceeding) for any Imposition as to which the Lessee may have an indemnity obligation pursuant to this Section 13.5, or if
                                                             ------------
any Tax Indemnitee shall determine that any Imposition to which the Lessee may have an indemnity obligation pursuant to this Section 13.5 may be payable, such
                                              ------------
Tax Indemnitee shall, within thirty (30) days, notify the Lessee in writing (provided that failure to so notify the Lessee within thirty (30) days shall not alter such Tax Indemnitee's rights under this Section 13.5 except to the extent
                                              ------------
such failure precludes the ability to conduct a contest of any indemnified Taxes) and shall not take any action with respect to such claim, proceeding or Impositions without the written consent of the Lessee (such consent not to be unreasonably withheld or unreasonably delayed) for thirty (30) days after the receipt of such notice by the Lessee; provided, however, that in the case of any
                                      --------  -------
such claim or proceeding, if such Tax Indemnitee shall be required by law or regulation to take action prior to the end of such 30-day period, such Tax Indemnitee shall in such notice to the Lessee, so inform the Lessee, and such Tax Indemnitee shall not take any action with respect to such claim, proceeding or Impositions without the consent of the Lessee (such consent not to be unreasonably withheld or unreasonably delayed) for ten (10) days after the receipt of such notice by the Lessee unless such Tax Indemnitee shall be required by law or regulation to take action prior to the end of such 10-day period.

                  The Lessee shall be entitled for a period of sixty (60) days from receipt of such notice from such Tax Indemnitee (or such shorter period as such Tax Indemnitee has notified the Lessee is required by law or regulation for such Tax Indemnitee to commence such contest), to request in writing that such Tax Indemnitee contest the imposition of such Tax, at the Lessee's expense. If
(x) such contest can be pursued in the name of the Lessee and independently from any other proceeding involving a Tax liability of such Tax Indemnitee for which the Lessee has not agreed to indemnify such Tax Indemnitee or (y) such Tax Indemnitee so requests, then the Lessee shall be permitted to control the contest of such claim, provided, that by taking control of the contest, the Lessee acknowledges that it is responsible for the Impositions ultimately determined to be due by reason of such claim. In all other claims requested to be contested by the Lessee, such Tax Indemnitee shall control the contest of such claim, acting through counsel reasonably acceptable to the Lessee. In no event shall the Lessee be permitted to contest (or such Tax Indemnitee required to contest) any claim (A) if such Tax Indemnitee provides the Lessee with a legal opinion of counsel reasonably acceptable to the Lessee that such action, suit or proceeding involves a risk of imposition of criminal liability or will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Property Lien) on the Property or any part of any thereof unless the Lessee shall have posted and maintained a bond or other security satisfactory to the relevant Tax Indemnitee in its sole discretion in respect to such risk, (B) if a Lease Event of Default has occurred and is continuing, unless the Lessee shall have posted and maintained a bond or other security satisfactory to the relevant Tax Indemnitee in its sole discretion in respect of the Taxes subject to such claim and any and all expenses for which the Lessee is responsible hereunder is reasonably foreseeable in connection with the contest of such claim, (C) unless the Lessee shall have agreed to pay and shall pay, to such Tax Indemnitee on demand all reasonable out-of-pocket costs, losses and expenses that such Tax Indemnitee may incur in connection with contesting such Impositions including all reasonable legal, accounting and investigatory fees and disbursements, or (D) if such contest shall involve the payment of the Tax prior to the contest, unless the Lessee shall provide to such Tax Indemnitee an interest-free advance in an amount equal to the Impositions that the Tax Indemnitee is required to pay (with no additional net after-tax costs to such Tax Indemnitee). In addition, for Tax Indemnitee controlled contests and claims contested in the name of such Tax Indemnitee in a public forum, no contest shall be required: (A) unless the amount of the potential indemnity (taking into account all similar or logically related claims that have been or could be raised in any audit involving such Tax Indemnitee with respect to any period for which the Lessee may be liable to pay an indemnity under this
Section 13.5(b)) exceeds $100,000 and (B) unless, if requested by such Tax
--------------
Indemnitee, the Lessee shall have provided to such Tax Indemnitee an opinion of counsel selected by the Lessee and reasonably acceptable to such Tax Indemnitee (except, in the case of income taxes indemnified hereunder, in which case such opinion shall be an opinion of independent tax counsel selected by such Tax Indemnitee and reasonably acceptable to the Lessee) that a reasonable basis exists to contest such claim (or, in the case of an appeal of an adverse determination, and opinion of such counsel to the effect that there is substantial authority for the position asserted in such appeal). In no event shall an Tax Indemnitee be required to appeal an adverse judicial determination to the United States Supreme Court. In addition, an Tax Indemnitee shall not be required to contest any claim in its name (or that of an Affiliate) if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely by a court of competent jurisdiction pursuant to the contest provisions of this Section 13.5(b), unless there shall have been a
                           --------------
change in law (or interpretation thereof) and the Tax Indemnitee shall have received, at the Lessee's expense, an opinion of independent tax counsel selected by the Lessee and reasonably acceptable to the Tax Indemnitee stating that as a result of such change in law (or interpretation thereof), it is more likely than not that the Tax Indemnitee will prevail in such contest.

                  The party conducting the contest shall consult in good faith with the other party and its counsel with respect to the contest of such claim for Taxes but the decisions regarding what actions to be taken shall be made by the controlling party in its sole judgement. In addition, the controlling party shall keep the noncontrolling party reasonably informed as to the progress of the contest, and shall provide the noncontrolling party with a copy of (or appropriate excerpts from) any reports or claims issued by the relevant auditing agents or taxing authority to the controlling party thereof, in connection with such claim or the contest thereof.

                  Each Tax Indemnitee shall, at the Lessee's expense, supply the Lessee with such information and documents reasonably requested by the Lessee as are necessary or advisable for the Lessee to participate in any action, suit or proceeding to the extent permitted by this Section 13.5(b). Notwithstanding
                                           --------------
anything in this Section 13.5(b) to the contrary, no Tax Indemnitee shall enter
                 --------------
into any settlement or other compromise or fail to appeal an adverse ruling with respect to any claim which is entitled to be indemnified under this Section 13.5
                                                                    ------------
(and with respect to which contest is required under this Section 13.5(b))
                                                          --------------
without the prior written consent of the Lessee, unless such Tax Indemnitee waives its right to be indemnified under this Section 13.5 with respect to such
                                              ------------
claim. No settlement of any contest may be made by the Lessee without the Tax Indemnitee's written consent, which consent shall not be unreasonably withheld.

                  Notwithstanding anything contained herein to the contrary, a Tax Indemnitee will not be required to contest (and the Lessee shall not be permitted to contest) a claim with respect to the imposition of any Tax if such Tax Indemnitee shall waive its right to indemnification under this Section 13.5
                                                                   ------------
with respect to such claim (and any claim with respect to such year or any other taxable year the contest of which is materially adversely affected as a result of such waiver).

                  (c)    Reports. The Lessee shall be responsible for preparing
                         -------
and filing any real and personal property or ad valorem tax returns in respect of the Property. In case any other report or tax return shall be required to be made with respect to any obligations of the Lessee under or arising out of subsection (a) and of which the Lessee has knowledge, the Lessee, at its sole cost and expense, shall notify the relevant Tax Indemnitee of such requirement and (except if such Tax Indemnitee notifies the Lessee that such Person intends to file such report or return) (A) to the extent required or permitted by and consistent with Requirements of Law, make and file in its own name such return, statement or report; and (B) in the case of any other such return, statement or report required to be made in the name of such Tax Indemnitee, advise such Tax Indemnitee of such fact and prepare such return, statement or report for filing by such Tax Indemnitee or, where such return, statement or report shall be required to reflect items in addition to any obligations of the Lessee under or arising out of subsection (a), provide such Tax Indemnitee at the Lessee's expense with information sufficient to permit such return, statement or report to be properly made with respect to any obligations of the Lessee under or arising out of subsection (a). Such Tax Indemnitee shall, upon the Lessee's request and at the Lessee's expense, provide any data regularly maintained by such Tax Indemnitee (and not otherwise within the control of the Lessee) with respect to the Property, which the Lessee may reasonably require to prepare any required tax returns or reports.

                  It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under the Lease or any other Operative Document.

                  SECTION 13.6 Indemnity Payments in Addition to Lease
                               ---------------------------------------
Obligations. The Lessee acknowledges and agrees that the Lessee's obligations to
-----------
make indemnity payments under this Article XIII are separate from, in addition to, and do not reduce, the Lessee's obligation to pay under the Lease that portion of the Lease Balance constituting the Maximum Recourse Amount or Basic Rent.

                  SECTION 13.7 Eurodollar Rate Lending Unlawful. Notwithstanding
                               --------------------------------
any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Documentation Date shall make it unlawful for a Participant to make or maintain Eurodollar Loans and Eurodollar Lessor Amounts as contemplated by the Operative Documents (i) such Participant shall promptly give written notice of such circumstances to the Lessee and the other Participant (which notice shall be withdrawn whenever such circumstances no longer exist), (ii) the commitment of each such Lender or Lessor, as the case may be, hereunder to make Eurodollar Loans and Eurodollar Lessor Amounts shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Participant to make or maintain Eurodollar Loans and Eurodollar Lessor Amounts, such Participant shall then have a commitment only to make a Base Rate Loan or a Base Rate Lessor Amount when a Eurodollar Loan or a Eurodollar Lessor Amount is requested and (c) Participant's Loans and Lessor Amounts then outstanding as Eurodollar Loans and Eurodollar Lessor Amounts, if any, shall be converted automatically to Base Rate Loans and Base Rate Lessor Amounts on the respective last days of the then current Interest Periods with respect to such Loan Balance and Lessor Balance or within such earlier period as required by law. If any such conversion of Eurodollar Loans and Eurodollar Lessor Amounts occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Lessee shall pay to such Participant such amounts, if any, as may be required pursuant to Section
                                                                      -------
13.10. In any such case, interest and principal (if any) shall be payable
-----
contemporaneously with the related Eurodollar Loans and Eurodollar Lessor Amounts of the other Participant.

                  SECTION 13.8 Deposits Unavailable. If either of the
                               --------------------
Participants shall have determined that


                           (i) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to such Participant in its relevant market; or

                         (ii) by reason of circumstances affecting such Participant's relevant market, adequate means do not exist for ascertaining the interest rate or Yield, as the case may be, applicable to such Participant's Loans or Lessor Amounts, then, the obligations of the Participants to make Loans or Lessor Amounts, as the case may be, by reference to the Adjusted Eurodollar Rate shall be suspended and thereafter, all such Loans or Lessor Amount, until the suspension is ineffective, shall be made at the Base Rate and each outstanding Loan or Lessor Amount, as the case may be, shall begin to bear interest or accrue Yield at the Base Rate on the last day of the then current Interest Period applicable thereto.

                  SECTION 13.9 Increased Costs, etc.
                               --------------------

                  (a) If the adoption, introduction or effectiveness of or any change in any Requirement of Law or in the interpretation, re-interpretation or application thereof applicable to any Participant, or compliance by any Participant with any request, regulation, guideline or directive (whether or not having the force of law) from any central bank or other Governmental Authority or regulator, in each case made subsequent to the Acquisition Date (or, if later, the date on which such Participant becomes a Participant):

                         (i) shall subject such Participant to any tax of any kind whatsoever with respect to any Eurodollar Loans or Eurodollar Lessor Amounts made by it or its obligation to make Eurodollar Loans or Eurodollar Lessor Amounts, or change the basis of taxation of payments to such Participant in respect thereof; or

                         (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of Loans and Lessor Amounts loans or other extensions of credit by, or any other acquisition of funds by, any office of such Participant which is not otherwise included in the determination of the Adjusted Eurodollar Rate hereunder; or

                         (iii) shall impose on such Participant any other condition whatsoever in connection with the Operative Documents;

and the result of any of the foregoing is to increase the cost to such Participant of making or maintaining Eurodollar Loans or Eurodollar Lessor Amounts or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Lessee from such Participant, the Lessee shall pay such Participant, any additional amounts necessary to compensate such Participant for such increased cost or reduced amount receivable; provided,
                                                                  --------
that, in any such case, the Lessee may elect to convert the Eurodollar Loans and
----
Eurodollar Lessor Amounts made by such Participant hereunder to Base Rate Loans and Base Rate Lessor Amounts by giving the Lessor at least one (1) Business Day's notice of such election, in which case the Lessee shall promptly pay to such Participant, upon demand, without duplication, such amounts, if any, as may be required pursuant to Section 13.10. All payments required by this Section
                     -------------                                -------
13.9(a) shall be made by the Lessee within ten (10) Business Days after demand
-------
by the affected Participant. If any Participant becomes entitled to claim any additional amounts pursuant to this subsection, it shall provide prompt notice thereof to the Lessee, certifying (x) that one of the events described in this clause (a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Participant. Such a certificate as to any additional amounts payable pursuant to this clause submitted by such Participant, to the Lessee shall be conclusive in the absence of manifest error; provided, however, that the method by which such Participant allocated such amount to the Lessee must have been applied in good faith and must have been a method generally used by such Participant for such purpose. This covenant shall survive the termination of this Participation Agreement and the payment in satisfaction of the Loan Balance and Lessor Balance and all other amounts payable hereunder.

          (b) Each Participant shall use its reasonable efforts to reduce or eliminate any claim for compensation pursuant to this Section 13.9, including,
                                                      ------------
without limitation, a change in the office of such Participant at which its obligations related to this Participation Agreement are maintained if such change will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Participant, be otherwise disadvantageous to it.

          SECTION 13.10 Funding Losses. The Lessee agrees to indemnify each
                        --------------
Participant and to hold each Participant harmless from any loss or expense which such Participant may sustain or incur (other than through such Person's own gross negligence or willful misconduct) as a consequence of (a) default by the Lessee in making a borrowing of, conversion into or continuation of Loans or Lessor Amounts which are Eurodollar Loans or Eurodollar Lessor Amounts after the Lessee has given a notice requesting the same in accordance with the provisions of this Participation Agreement, (b) default by the Lessee in making any prepayment of a Loan or Lessor Amounts which is a Eurodollar Loan or Eurodollar Lessor Amount after the Lessee has given a notice thereof in accordance with the provisions of this Participation Agreement or (c) the making of a prepayment of Loans or Lessor Amounts which are Eurodollar Loans or Eurodollar Lessor Amounts on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loan or Lessor Amount which is a Eurodollar Loan or a Eurodollar Lessor Amount provided for herein over (ii) the amount of interest (as reasonably determined by such Indemnitee) which would have accrued to such Participant on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Participation Agreement or any other Operative Document and the payment in satisfaction of the Loan Balance and the Lessor Balance and all other amounts payable under the Operative Documents.

          SECTION 13.11 Capital Adequacy.
                        ----------------

          (a) If the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Participant with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, in each case made subsequent to the Documentation Date has or will have the effect of reducing the rate of return on either Participant's or its parent company's capital by an amount such Participant deems to be material, as a consequence of its commitments or obligations hereunder to a level below that which such Participant or its parent company could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Participant's or its parent company's policies with respect to capital adequacy), then, upon notice from such Participant, the Lessee shall pay to such Participant such additional amount or amounts as will compensate such Participant and its parent company for such reduction. All payments required by this Section 13.11 shall be made by the
                                         -------------
Lessee within ten (10) Business Days after demand by the affected Participant. If any Participant becomes entitled to claim any additional amounts pursuant to this clause, it shall provide prompt notice thereof to the Lessee certifying (x) that one of the events described in this clause or reduced amount resulting from such event and (z) as to the additional amount demanded by such Participant and a reasonably detailed explanation of the calculation thereof (including the method by which such Participant allocated such amounts to the Lessee). Such a certificate as to any additional amounts payable pursuant to this clause submitted by such Participant to the Lessee shall be conclusive in the absence of manifest error; provided, however, that the method by which such Participant allocated such amount to the Lessee must have been applied in good faith and must have been a method generally used by such Participant for such purpose. This covenant shall survive the termination of this Participation Agreement and the other Operative Documents and the payment of the Loans, Lessor Amounts and all other amounts payable hereunder and thereunder.

          (b) Each Participant shall use its commercially reasonable efforts to reduce or eliminate any claim for compensation pursuant to this Section 13.11,
                                                                -------------
including, without limitation, a change in the office of such Participant at which its obligations related to the Operative Documents are maintained if such change will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Participant, be otherwise disadvantageous to it.

                                  ARTICLE XIV

                                  COLLATERAL

          SECTION 14.1 Deficiency.
                       ----------

          (a) During the Construction Period, if on any day the marked to market value of U.S. Government Obligations held in the Collateral Account held by the "Collateral Agent" under the Construction Period Pledge Agreement shall be less than 103.0% of the Lease Balance then outstanding (any such day of determination, a "Deficiency Date"), and the Lessee has been given notice of
                  ---------------
such deficiency by the Lessor or the Collateral Agent before 3:00 P.M., New York City time, on such date pursuant to the terms and conditions of the Construction Period Pledge Agreement, then, on or before 3:00 P.M., New York City time on the next Business Day following such notice, the Lessee shall deposit with such Collateral Agent such additional Collateral ("Deficiency Collateral") so as to
                                              ---------------------
cause the value of the marked to market U.S. Government Obligations held in the Collateral Account pursuant to the terms and conditions of the Construction Period Pledge Agreement, and after giving effect to the deposit of such Deficiency Collateral, to be equal to or in excess of 103.0% of the then outstanding Lease Balance.

          (b) During the Basic Lease Term, if the cash held in the Cash Collateral Account by the Collateral Agent under the Basic Term Pledge Agreement shall be less than 100.0% of the sum of the then outstanding Lessor Balance and any Loan Balance of a lender other than a Related Party Lender and any assignee of a Related Party Lender (the "Required Collateral Balance") (any such day of
                                ---------------------------
determination, a "Deficiency Date"), and the Lessor has been given notice of
                  ---------------
such deficiency, on or before 3:00 P.M., New York City time, by the Lessor or Collateral Agent pursuant to the terms and conditions of the Basic Term Pledge Agreement, then, on or before 3:00 P.M., New York City time, on the next Business Day following such Deficiency Date, the Lessee shall deposit with such Collateral Agent such additional Collateral ("Deficiency Collateral") so as to
                                              ---------------------
cause the amount of cash held in the Cash Collateral Account pursuant to the terms and conditions of the Pledge Agreement, and after giving effect to the deposit of such Deficiency Collateral, to be equal to or in excess of 100.0% of the Required Collateral Balance.

          SECTION 14.2 Surplus.
                       -------

          (a) During the Construction Period, if on any day the marked to market value of U.S. Government Obligations held by the Collateral Agent pursuant to the terms and conditions of the Construction Period Pledge Agreement shall exceed 103.0% of the then outstanding Lease Balance, and provided that no Default or Event of Default has occurred and is continuing, then the Lessee may request in writing to the Lessor and the Administrative Agent that it cause the Collateral Agent to release to the Lessee, such excess securities in an amount such that, after giving effect to such release, the marked to market value of U.S. Government Obligations remaining in the Collateral Account held by the Collateral Agent subject to the terms and conditions of the Construction Period Pledge Agreement shall equal or exceed 103.0% of the then outstanding Lease Balance (for the purposes of this subsection (a), such released Collateral, "Surplus Collateral"). By 3:00 P.M., New York City
 ------------------
time, on the next Business Day after receipt of such notice, and subject to the terms and conditions of the Construction Period Pledge Agreement, the Lessor and the Administrative Agent shall cause the Collateral Agent to release such Surplus Collateral to the Lessee; provided, however, that after giving effect to
                                  --------  -------
such release, no Default or Event of Default shall occur; and provided further, that no release of Surplus Collateral shall in any way affect the obligations of the Lessee pursuant to Section 14.1.
                       ------------

          (b) During the Basic Lease Term, if on any day the amount of cash held by the Collateral Agent pursuant to the terms and conditions of the Basic Term Pledge Agreement in the Cash Collateral Account shall exceed 100.0% of the Required Collateral Balance and provided that no Default or Event of Default has occurred and is continuing, then the Lessee may request in writing to the Administrative Agent and the Lessor that the Collateral Agent release to the Lessee such excess cash in an amount such that after giving effect to such release, the amount of cash remaining in the Cash Collateral Account held by the Collateral Agent subject to the terms and conditions of the Basic Term Pledge Agreement shall equal or exceed 100.0% of the Required Collateral Balance (for the purposes of this subsection (a), such released Collateral, "Surplus
                                                                -------
Collateral"). By 3:00 P.M., New York City time, on the next Business Day after,
----------
receipt of such notice, and subject to the terms and conditions of the Basic Term Pledge Agreement, the Collateral Agent shall release such Surplus Collateral to the Lessee; provided, however, that after giving effect to such
                          --------  -------
release, no Default or Event of Default shall occur; and provided further, that
                                                         -------- -------
no release of Surplus Collateral shall in any way affect the obligations of the Lessee pursuant to Section 14.1. If the Lessee elects to purchase the then
                   ------------
outstanding Loan Balance pursuant to Section 10.1(i), then, simultaneously with
                                     ---------------
the purchase by the Related Party Lender of the Lenders' interest in the Loan Balance after the Completion Date, the amount of Collateral held by the Collateral Agent equal to the Loan Balance shall be automatically paid to the Administrative Agent for application against the Loan Purchase Price up to the Loan Balance. Alternatively, at the Pledgor's election, pledged Collateral may be used to fund the purchase by a Related Party Lender of that portion of the Loan Balance which it has elected to purchase pursuant to Section 10.1(i)
                                                          ---------------
hereof.

                                   ARTICLE XV

                                 MISCELLANEOUS

                  SECTION 15.1 Survival. The representations, warranties and
                               --------
indemnities of the parties provided for in the Operative Documents, and the parties' obligations under any and all of such representations, warranties and indemnities shall survive the execution and delivery of this Participation Agreement, the transfer of the Property to the Lessor, the construction of Improvements, any disposition of any interest of the Lessor or any Participant in the Property or Improvements and the payment of the Notes and any disposition thereof and shall be and continue in effect notwithstanding any investigation made by any party and the fact that any party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Documents. Except as otherwise expressly set forth herein or in the other Operative Documents, the indemnities of the parties provided for in the Operative Documents shall survive the expiration or termination of any thereof.

          SECTION 15.2 No Broker, etc. Each of the parties hereto represents to
                       --------------
the others that it has not retained or employed any broker, finder or financial adviser to act on its behalf in connection with this Participation Agreement or the transactions contemplated herein or in the other Operative Documents, nor has it authorized any broker, finder or financial adviser retained or employed by any other Person so to act. Any party who is in breach of this representation shall indemnify and hold the other parties harmless from and against any liability arising out of such breach of this representation.

          SECTION 15.3 Notices. Unless otherwise specifically provided herein,
                       -------
all notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof to be given to any Person shall be given in writing by facsimile transmission, with receipt confirmed, or by delivery by a nationally recognized courier service, with receipt confirmed, shall be directed to the address of such Person as indicated on Schedule II. From time to time any party may designate a new address for
   -----------
purposes of notice hereunder by written notice to each of the other parties hereto in accordance with this Section.

          SECTION 15.4 Counterparts. This Participation Agreement may be
                       ------------
executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          SECTION 15.5 Amendments. The provisions of this Participation
                       ----------
Agreement and each other Operative Document may not be amended, modified or waived, unless such amendment, modification or waiver is in writing and consented to by each of the Lessee, the Lessor, the Required Lenders and the Administrative Agent or is made pursuant to Section 10.1(i) hereof. For the
                                            ---------------
purposes of this Section 15.5 any Related Party Lender shall be deemed to have
                 ------------
consented or not consented, as the case may be, to any such waiver, amendment or modification to the extent that Societe Generale Financial Corporation shall have so consented or not consented, as applicable or to the extent the Lenders (other than a Related Party Lender) shall have so consented or not consented, as applicable.

          SECTION 15.6 Headings, etc. The Table of Contents and headings of the
                       -------------
various Articles and Sections of this Participation Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

          SECTION 15.7 Parties in Interest. Except as expressly provided herein,
                       -------------------
none of the provisions of this Participation Agreement is intended for the benefit of any Person except the parties hereto. The Lessee shall not assign or transfer any of its rights or obligations under the Operative Documents except in accordance with the terms and conditions thereof.

          SECTION 15.8 GOVERNING LAW. THIS PARTICIPATION AGREEMENT SHALL IN ALL
                       -------------
RESPECTS BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (EXCLUDING ANY CONFLICT-OF-LAW OR CHOICE-OF-LAW RULES WHICH MIGHT LEAD TO THE APPLICATION OF THE INTERNAL LAWS OF ANY OTHER JURISDICTION) AS TO ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

          SECTION 15.9 Severability. Any provision of this Participation
                       ------------
Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 15.10 Liability Limited. (a) The parties hereto agree that
                        -----------------
except as specifically set forth herein or in any other Operative Document, the Lessor shall have no personal liability whatsoever to the Lessee or any other Participant or the Administrative Agent or their respective successors and assigns for any claim based on or in respect hereof or any of the other Operative Documents or arising in any way from the transactions contemplated hereby or thereby and recourse, if any, shall be solely had against the Lessor's interest in the Property; provided, however, that the Lessor shall be liable in its individual capacity for its own willful misconduct or gross negligence. It is understood and agreed that, except as provided in the preceding sentence: (i) the Lessor shall have no personal liability under any of the Operative Documents as a result of acting pursuant to and consistent with any of the Operative Documents; (ii) all obligations of the Lessor to the Lessee are solely nonrecourse obligations; and (iii) all such personal liability of the Lessor is expressly waived and released as a condition of, and as consideration for, the execution and delivery of the Operative Documents by the Lessor.

          (b) No Participant shall have any obligation to the other Participant or to the Lessee, with respect to transactions contemplated by the Operative Documents, except those obligations of such Participant expressly set forth in the Operative Documents or except as set forth in the instruments delivered in connection therewith, and no Participant shall be liable for performance by any other party hereto of such other party's obligations under the Operative Documents except as otherwise so set forth.

          SECTION 15.11 Further Assurances. The parties hereto shall promptly
                        ------------------
cause to be taken, executed, acknowledged or delivered, at the sole expense of the Lessee, all such further acts, conveyances, documents and assurances as the other parties may from time to time reasonably request in order to carry out and preserve the security interests and liens (and the priority thereof) intended to be created pursuant to this Participation Agreement, the other Operative Documents, and the transactions thereunder (including, without limitation, the preparation, execution and filing of any and all Uniform Commercial Code financing statements and other filings or registrations which the parties hereto may from time to time request to be filed or effected). The Lessee, at its own expense and without need of any prior request from any other party, shall take such action as may be necessary (including any action specified in the preceding sentence), or as so requested, in order to maintain and protect all security interests provided for hereunder or under any other Operative Document.

          SECTION 15.12 SUBMISSION TO JURISDICTION; WAIVERS.
                        -----------------------------------

          (a)       LESSEE HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                    (i) SUBMITS FOR ITSELF AND ITS PROPERTY IN ALL LEGAL ACTIONS OR PROCEEDINGS RELATING TO THIS PARTICIPATION AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT TO WHICH IT IS A PARTY, TO THE GENERAL JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK, AND THE APPELLATE COURTS THEREOF AND WAIVES THE RIGHT TO REMOVE ANY SUCH ACTION OR PROCEEDING TO ANY FEDERAL COURT;

                    (ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURT, WAIVES ANY OBJECTION THAT IT MAY HAVE NOW OR HEREAFTER TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND WAIVES ANY OBJECTION THAT SUCH ACTION OR PROCEEDING IN ANY SUCH COURT WAS BROUGHT IN AN INCONVENIENT FORUM AND AGREES NOT TO PLEAD, CLAIM OR ASSERT THE SAME.

                    (iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF
          MAIL), POSTAGE PREPAID TO, OR BY PERSONAL SERVICE AT, ITS ADDRESS SET FORTH HEREIN OR SUCH OTHER ADDRESS OF WHICH THE LESSOR SHALL HAVE BEEN NOTIFIED PURSUANT HERETO, WHETHER OR NOT SUCH ADDRESS BE WITHIN THE JURISDICTION OF ANY SUCH COURT;

                    (iv) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE LESSOR TO SUE IN ANY OTHER JURISDICTION; AND

                    (v) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL

          ACTION OR PROCEEDING REFERRED TO IN THIS SECTION 15 ANY SPECIAL, EXEMPLARY, OR PUNITIVE DAMAGES.

          (b) THE LESSEE HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO ASSERT, ARGUE OR RAISE, IN ANY ACTION BROUGHT BY THE LESSOR AGAINST THE LESSEE UNDER THIS PARTICIPATION, THAT THE LESSOR STRUCTURED THE TRANSACTION CONTEMPLATED BY THE OPERATIVE DOCUMENTS IN SUCH A MANNER PRIMARILY TO CIRCUMVENT THE CALIFORNIA ONE-FORM-OF-ACTION AND ANTI-DEFICIENCY LAWS, INCLUDING CALIFORNIA CODE OF CIVIL PROCEDURE ss.ss. 580a, 580b, 580d AND 726.

          (c) THE LESSEE HEREBY WAIVES ALL OF THE LESSEE'S RIGHTS OF SUBROGATION AND REIMBURSEMENT AND ANY OTHER RIGHTS AND DEFENSES AVAILABLE TO THE LESSEE BY REASON OF CALIFORNIA CIVIL CODE SECTIONS 2787 TO 2855, (INCLUSIVE), INCLUDING (A) ANY DEFENSES THE LESSEE MAY HAVE TO THE OBLIGATIONS UNDERTAKEN BY THE LESSEE IN THIS PARTICIPATION BY REASON OF AN ELECTION OF REMEDIES BY THE LESSOR, AND (B) ANY RIGHTS OR DEFENSES THE LESSEE MAY HAVE BY REASON OF PROTECTION AFFORDED TO THE LESSEE WITH RESPECT TO THE OBLIGATIONS HEREUNDER PURSUANT TO THE ANTIDEFICIENCY OR OTHER LAWS OF THE STATE OF CALIFORNIA LIMITING OR DISCHARGING LESSEE'S INDEBTEDNESS, INCLUDING CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 580a, 580b, 580d OR 726.

          SECTION 15.13 WAIVER OF JURY TRIAL. THE PARTIES HERETO VOLUNTARILY AND
                        --------------------
INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS PARTICIPATION AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY OF THE PARTIES HERETO. THE PARTIES HERETO HEREBY AGREE THAT THEY WILL NOT SEEK TO CONSOLIDATE ANY SUCH LITIGATION WITH ANY OTHER LITIGATION IN WHICH A JURY TRIAL HAS NOT OR CANNOT BE WAIVED. THE PROVISIONS OF THIS SECTION 15.13
                                                               -------------
HAVE BEEN FULLY NEGOTIATED BY THE PARTIES HERETO AND SHALL BE SUBJECT TO NO EXCEPTIONS. THE LESSEE ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER OPERATIVE DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH OF THE LESSOR AND THE LENDERS ENTERING INTO THIS PARTICIPATION AGREEMENT AND EACH SUCH OTHER OPERATIVE DOCUMENT.

          SECTION 15.14 Highest Lawful Rate. It is the intention of the parties
                        -------------------
hereto to conform strictly to applicable usury laws and, anything herein to the contrary notwithstanding, the obligations of the Lessee or the Lessor or any other party under the Master Lease or any other Operative Document, shall be subject to the limitation that payments of Rent or of other amounts which may constitute interest shall not be required to the extent that receipt thereof would be in excess of the Highest Lawful Rate (as defined herein), or otherwise contrary to provisions of law applicable to the recipient limiting rates of interest which may be charged or collected by the recipient. Accordingly, if the transactions or the amount paid or otherwise agreed to be paid for the use, forbearance or detention of money under this Master Lease and any other Operative Document would exceed the Highest Lawful Rate or otherwise be usurious with respect to the recipient of any such amount, then, in that event, notwithstanding anything to the contrary in the Master Lease or any other Operative Document, it is agreed as follows as to the recipient of any such amount:

          (a) the provisions of this Section 15.14 shall govern and control over
                                     -------------
any other provision in the Master Lease and any other Operative Document and each provision set forth herein or therein is hereby so limited;

          (b) the aggregate of all consideration which constitutes interest that is contracted for, charged or received under the Master Lease, or any other Operative Document shall under no circumstances exceed the maximum amount of interest allowed by any Requirement of Law (such maximum lawful interest rate, if any, with respect to the Lessor herein called the "Highest Lawful Rate"), and
                                                      -------------------
all amounts owed under the Master Lease and any other Operative Document shall be held subject to reduction and (i) the amount of interest which would otherwise be payable to the recipient hereunder and under the Master Lease, and any other Operative Document shall be automatically reduced to the amount allowed under any Requirement of Law and (ii) any unearned interest paid in excess of the Highest Lawful Rate shall be credited to the payor by the recipient (or, if such consideration shall have been paid in full, refunded to the payee);

          (c) all sums paid, or agreed to be paid for the use, forbearance and detention of the money under the Master Lease or any other Operative Document shall, to the extent permitted by any Requirement of Law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest is uniform throughout the full term thereof; and

          (d)  if at any time the Basic Rent and any Supplemental Rent, together with any other fees, late charges and other sums payable pursuant to or in connection with the Master Lease and any other Operative Document executed in connection herewith or therewith, and deemed interest under any Requirement of Law exceeds that amount which would have accrued at the Highest Lawful Rate, the amount of the Basic Rent and any Supplemental Rent and any such other fees, charges and sums to accrue to the recipient thereof pursuant to any Operative Document shall be limited, notwithstanding anything to the contrary in the Operative Document to that amount which would have accrued at the Highest Lawful Rate for the recipient, but any subsequent reductions, as applicable, shall not reduce the interest to accrue pursuant to the Operative Document below the recipient's Highest Lawful Rate until the total amount of interest payable to the recipient (including all consideration which constitutes interest) equals the amount of interest which would have been payable to the recipient (including all consideration which constitutes interest), plus the amount of fees which would have been received but for the effect of this Section 15.14.
               -------------

          IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                 PALM, INC., as Lessee, Construction Agent and Guarantor



                                 By:  /s/ Judy Bruner
                                      ------------------------------------
                                      Name: JUDY BRUNER
                                      Title: CHIEF FINANCIAL


                                 SOCIETE GENERALE FINANCIAL
                                 CORPORATION, as Lessor



                                 By:  /s/ illegible
                                      ------------------------------------
                                      Name: illegible
                                      Title: Senior Vice President

                                 SOCIETE GENERALE, acting through its New York Branch, as Administrative Agent and as Tranche A Lender



                                 By:  /s/ Sean Rheuben
                                      ------------------------------------
                                      Name: Sean Rheuben
                                      Title: Attorney-in-fact

                                                                      SCHEDULE I
                                                      TO PARTICIPATION AGREEMENT


--------------------------------------------------------------------------------
                                  COMMITMENTS
--------------------------------------------------------------------------------
                                                Improvement
                    Land Advance      Land        Advance        Improvement
                     Percentage    Commitment    Percentage      Commitment
                     ----------    ----------    ----------      ----------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Lender
------
Societe Generale,
acting through its        97%      $219,220,000      85%          $198,900,000
New York
Branch
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Lessor
------
Societe Generale
Financial                 3%        $6,780,000       15%          $35,100,000
Corporation

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
TOTAL                     100%     $226,000,000      100%         $234,000,000
--------------------------------------------------------------------------------

                                                              SCHEDULE II TO THE
                                                         PARTICIPATION AGREEMENT


          Notice Information, Wire Transfer Instructions and Funding Office


Lessee, Construction Agent and Guarantor:



               PALM, INC.
               5470 Great America Parkway
               Santa Clara, CA 95052
               Attention: Mark Mohler or John Igoe
               Facsimile No.: (408) 326-3309
               Telephone No.: (408) 326-8212

          with a copy to:

               PALM, INC.
               5470 Great America Parkway
               Santa Clara, CA 95052
               Attention: General Counsel

               Wire Transfer Instructions:
               First American Trust Company, Santa Ana Branch
               521 N. Main Street
               Santa Ana, CA 92701
               ABA Number: 122241255
               Account Name: First American Title Guaranty Company Trust Account Account Number: 12201
               Reference: Office number 282-05; Escrow number ________
               Attention: Carol Weir


Lessor:


               SOCIETE GENERALE FINANCIAL CORPORATION
               1221 Avenue of the Americas
               New York, NY 10020
               Attention: Paul Sottnik

               Facsimile No.: (212) 278-7320
               Telephone No.: (212) 278-6446

               Wire Transfer Instructions:
               Bank: Societe Generale, New York
               ABA Number:0260-042-26
               Account Name: Societe Generale Financial Corporation Account Number:01-59379
               Ref: Palm, Inc. Synthetic Lease



Administrative Agent:


               SOCIETE GENERALE,
               acting through its New York Branch
               1221 Avenue of the Americas - 13/th/ Floor
               New York, NY 10020
               Attention: Anna Lopiccolo
               Facsimile No.: (212) 278-5525
               Telephone No.: (212) 278-6732

               Wire Transfer Instructions for the Account:
               Bank: Societe Generale, New York
               ABA Number: 0260-042-26
               Account Number: 9051511
               Ref: Palm, Inc. Synthetic Lease



Tranche A Lender



               SOCIETE GENERALE,
               acting through its New York Branch
               1221 Avenue of the Americas - 13/th/ Floor
               New York, NY 10020
               Attention: Angeline Quintana
               Facsimile No: (212) 278-7490
               Telephone No: (212) 278-6853

                                                                EXHIBIT A TO THE
                                                         PARTICIPATION AGREEMENT


                                   FUNDING REQUEST



TO: SOCIETE GENERALE, acting through its New York Branch, _________, __________ as Administrative Agent
     1221 Avenue of the Americas - 13/th/ Floor
     New York, New York 10020
     Facsimile: (212) 278-5525
     Attention: Anna Lopiccolo

cc:  SOCIETE GENERALE FINANCIAL CORPORATION,
     as Lessor
     1221 Avenue of the Americas
     New York, New York 10020
     Facsimile: (212) 278-7320
     Attention: Paul Sottnik



          This Funding Request is delivered to you pursuant to Section 3.1 of
                                                               -----------
the Participation Agreement, dated as of November 16, 2000, (as amended, supplemented, amended and restated or otherwise, modified from time to time, the "Participation Agreement"), among PALM, INC., a Delaware corporation ("Palm"),
 -----------------------                                               ----
as the Lessee ( the "Guarantor"), and the Construction Agent, SOCIETE GENERAL
                     ---------
FINANCIAL CORPORATION, a Delaware corporation, as Lessor, SOCIETE GENERALE, acting through its New York Branch and the Lenders party thereto (collectively, the "Lender") and SOCIETE GENERALE, NEW YORK BRANCH as Administrative Agent for
     ------
the Lenders. Capitalized terms used but not otherwise defined herein have the respective meanings specified in Appendix A to the Participation Agreement (as
                                 ----------
such Appendix may be amended, supplemented, amended and restated or otherwise modified from time to time, "Appendix A"), and the rules of interpretation set
                             ----------
forth in Appendix A shall apply to this Funding Request.

          The Construction Agent hereby notifies you that:

               (i) the Business Day of such proposed Advance is the proposed funding date (the "Proposed Funding Date");
                                        ---------------------

               (ii) the Construction Agent requests the making of an Advance in the amount of [ ]1 inclusive of accrued interest and Yield which is to be capitalized on the Proposed Funding Date;


               (iii) the Advance is to be allocated between the Land Lease
                     Balance and Improvements Lease Balance in accordance with the Participation Agreement and the other Operative Documents;


               (iv) prior to making the requested Advance, the Lessee will have delivered to the Collateral Agent, Sufficient Collateral as set forth in Section 6.1 of the Participation Agreement, in
                                  -----------
                     an amount to cover such requested Advance; and

               (v) [the Construction Agent's account to which funds are to be disbursed is ABA Number 122241255, Account Number 12201, Account Name: First American Title Guaranty Company Trust Account, Reference: Office Number 282-05.] [The account to which funds are to be disbursed is ____________].

          The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on each such Funding Date, before and after giving effect thereto and to the application of the proceeds from the Advance to be made on such Funding Date:

               (x) the representations and warranties contained in any Operative Document are true and correct as though made on as of such Funding Date;


               (y)   the conditions set forth in Article VI of the Participation
                                                 ----------
                     Agreement have been satisfied; and


               (z) no event has occurred and is continuing, or would result from the making of such Advance, that constitutes a Default or Event of Default.




---------------------
     1 Amount not to be less than $250,000 (except that the Final Funding may be for a lesser amount).

The Lessee has caused this Funding Request to be executed and delivered by its duly authorized Responsible Officer as of this [ ]TH day of [ ].

                                               PALM, INC., as Construction Agent

                                               By: _______________________
                                                       Name:  [ ]
                                                       Title: [ ]

*/   The Funding Request is required to be delivered not later than 1:00 p.m.,
--   New York City time, three (3) Business Days prior to the proposed Funding
     Date.

                                                               Schedule A to the
                                                                 Funding Request
                                                                 ---------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                               Aggregate
                                                                             Property Cost                      Portion of
        Land                             Construction                    (all Advances to date,               Property Cost
        Costs                               Costs                           including Current                 Allocable to
(Current Advance Only)              (Current Advance Only)                      Advance)                   Capitalizable Costs
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                EXHIBIT B TO THE
                                                         PARTICIPATION AGREEMENT

                       RESPONSIBLE OFFICER'S CERTIFICATE

                                   To Follow

                                                                EXHIBIT C TO THE
                                                         PARTICIPATION AGREEMENT


                            COMPLETION CERTIFICATE